CELLO HEALTH BioConsulting

Previously Defined Health

OPPORTUNITY ASSESSMENT FOR BST-236

Final Draft Deliverable

BIOSIGHT

September 2021
Prepared for BioSight

Table of Contents

Executive Summary (1/11):
High Unmet Need in R/R MDS and AML Patients with Limited Options Available; KOLs Intrigued by Bringing Intensive Chemotherapy to Unfit Patients

- The unmet need is high in MDS and AML for effective and tolerable therapies to improve mortality, AML transformation rates (in MDS), and quality of life.
  - Although unmet need exists throughout the spectrum of AML & MDS, the **greatest need is among the R/R high-risk MDS and unfit AML** patients without targeted mutations as they currently have no therapeutic recourse. Historically, these patients have been a **challenging population for clinical development** as they tend to be frail, highly refractory, and at imminent risk of mortality or AML progression (in MDS).
- A number of competitive clinical programs are in development in high-risk MDS and R/R AML that may impact the future treatment algorithm and raise clinical benchmarks in each respective setting. Despite several recent drug approvals in AML, **patient outcomes are not yet being broadly impacted and the majority of patients eventually relapse.**
- Overall, **BST-236's design as a novel prodrug cytarabine was regarded as promising**, especially since cytarabine is one of the most active anti-leukemic drugs deployed. *"I'm intrigued by the tolerability and toxicity data."*
  - The **MRD-negativity data reported at ASCO2021 alludes to a "profoundly" responsive treatment**, and the **tolerability profile may allow the use of aspacytarabine in patients who otherwise are unfit to receive traditional intensive cytarabine**.
    - *"This is very interesting because that means that there is a very profound response to Product X…, especially for patients aged 75 or older that there [have] so good MRD results…"*
- Although BST-236 monotherapy data is promising, KOLs are more interested in seeing BST-236 in combination with Venetoclax, since this is in the direction the field is heading. AML treaters have increasingly become more comfortable with managing the toxicities associated with Ven+Aza, driving response rates to 50-65%.
  - However, there is clear opportunity for combination: *"…there's clearly a synergy with venetoclax in cytotoxic chemo".*
- While BST-236 offers a more tolerable profile to free cytarabine, it is **not recommended to be developed as an "improved cytarabine" story**, as there may be downstream obstacles with payers who will use **generic cytarabine as the pricing benchmark with a premium, rather than a novel drug entity**.
  - Payers believe **BST-236 can be sold at a similar price or premium to Venetoclax at nearly $20K/cycle** (Venetoclax @ $13K/cycle). **Annual pricing of up to $150,000/Year** was deemed feasible by payers and can generate substantial revenue across both AML and MDS. *"…will not have concerns for BST-236 as a combination if priced similarly to Venetoclax."*

CHBC incorporated both payer and KOL feedback to inform a revenue forecast for and net-present valuation for BST-236.

Executive Summary (2/11):

BST-236 has the Potential to Offer Unfit AML Patients High Therapeutic Value in Front-line as Monotherapy and in Combo with SoC; Furthermore, Mono use in AML and MDS R/R Settings Generate Sizable Revenues – Approval in any of these Settings Yield Positive rNPV

- Based on current unmet needs, optimal positioning is recommended in the following settings (3 in AML, 1 in MDS):
  - **(1) R/R Unfit AML (monotherapy):** currently no approved therapies exist and a fast-to-market strategy (single-arm P2 based approval is feasible)
    - *CHBC Forecasts **$236M** in US sales by peak utilization (2030) in this setting.*
  - **(2) 1L, Unfit AML (combo):** KOLs were more enthusiastic of combining BST-236 with Ven/Aza than monotherapy, since the current standard of care is Ven + Aza in frontline unfit
    - *CHBC forecasts **$759M** in US sales by peak utilization (2031) in this setting.*
  - **(3) 1L, Unfit AML & Secondary AML (monotherapy):** the furthest developed setting will have the quickest launch with accelerated approval in 2024, but may be used in secondary AML only after the BST + Ven/Aza combo (TPP #2) gets approved the next year
    - *CHBC forecasts **$327M** in US sales by peak utilization (2030) in this setting.*
  - **(4) R/R High-Risk MDS (BST-236 monotherapy):** similar to TPP #1 where there are no options post-HMA in high-risk MDS
    - *CHBC Forecast **$360M** in US sales by peak utilization (2030) in this setting.*
- Although the frontline unfit combination setting has the highest revenues projected and largest market share if approved, obtaining an approval in any of the above four (4) settings will yield a positive risk-adjusted NPV.

CELLO HEALTH BioConsulting
Previously Defined Health

Executive Summary (3/11):
BST-236 Revenue Forecast Model Output
Total Revenues Projected to Peak at ~$2.3B ($1.78B AML, $504M MDS) in the US by 2036



US-Based BST-236 Forecasted Revenues (2023E - 2034E)
AML & MDS
AML: R/R
AML: 1L Unfit Combo
AML: 1L Unfit Mono
MDS: High-Risk R/R
USD, $Millions
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$0M
Launch:
• R/R (AML & MDS)
• 1L Unfit Mono
Launch:
• 1L Unfit Combo
Peak Utilization
$81M
$324M
100
78
22
124
$569M
140
164
83
182
$849M
168
260
190
231
$1,101M
192
367
267
275
$1,322M
214
485
304
318
$1,539M
236
615
327
360
$1,729M
243
759
347
381
$1,829M
256
803
367
403
$1,934M
271
849
388
426
$2,045M
287
897
410
450
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034

USD $Millions	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
US Revenue	$81M	$324M	$569M	$849M	$1,101M	$1,322M	$1,539M	$1,729M	$1,829M	$1,934M	$2,045M
WW Revenue	$153M	$615M	$1,081M	$1,614M	$2,093M	$2,511M	$2,923M	$3,286M	$3,475M	$3,674M	$3,885M

CHBC Primary & Secondary Research

Executive Summary (4/11):
Worldwide Revenues for BST-236 May Reach Up to $3.9B in Global Sales in AML & MDS

Assumes all settings (TPPs) are approved.



Worldwide Projected Revenues for BST-236 in AML & MDS
(2023E – 2036E)
USD, $Millions
$4,500M
$4,000M
$3,500M
$3,000M
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$0M
• Initial launch year of 2024.
• Patient extensions up to 2042.
• $125,000/yr Annual Pricing.
• 3 Settings in AML, 1 in MDS.
$153M
$615M
$1,081M
$1,614M
$2,093M
$2,511M
$2,923M
$3,286M
$3,475M
$3,674M
$3,885M
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034

Executive Summary (5/11):
Worldwide Revenues for BST-236 May Reach Up to $3.9B in Global Sales (2034); AML Constituting Majority of Revenues (~$3.0B) and MDS Nearly $900M (2034)

Assumes all settings (TPPs) are approved.


Worldwide Projected Revenues for BST-236 in AML & MDS
(2023E – 2036E)
• Initial launch year of 2024.
• Patient extensions up to 2042.
• $125,000/yr Annual Pricing.
• 3 Settings in AML, 1 in MDS.
AML
MDS
USD, $Millions
$4,500M
$4,000M
$3,500M
$3,000M
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$0M
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
$153M
$615M
236
379
$1,081M
346
735
$1,614M
438
1,175
$2,093M
523
1,570
$2,511M
604
1,907
$2,923M
685
2,238
$3,286M
724
2,562
$3,475M
765
2,709
$3,674M
809
2,865
$3,885M
856
3,029

CELLO HEALTH BioConsulting
Previously Defined Health

Executive Summary (6/11):
Each of the TPPs Yield a Positive rNPV at Current Year 2021, Indicating Strong Value Even in Downside Cases of Only One Approval



Risk-Adjusted NPV of BST-236 at Year 2021
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
USD, $Millions
Total rNPV: $518M
Scenario Analysis
1L-Only: $270M
R/R Only: $234M

Setting	rNPV-2021	Comments
AML TPP#1: R/R	***$71M***	Approval in 2024 based off Ph2 data in a very high unmet need market. Trial is including both AML & MDS patients in the R/R setting.
AML TPP#2: 1L Unfit Combo	***$233M***	Highest revenue potential using BST +/- Ven/Aza, launching in 2025 after initial monotherapy approval.
AML TPP#3: 1L Unfit Mono / Secondary AML	***$41M***	Priority setting with accelerated approval in 2023 and pending Phase 3 for full approval completing in by the end of 2026.
MDS TPP#4: High-Risk R/R	***$174M***	Opportunity for substantial revenue stream in MDS with approval from the same TPP #1 trial, launching in 2024.
Total NPV	***$518M***	

Scenario Analysis

Setting	rNPV-2021	Comments
Frontline-Only Approval - *AML TPP#2: 1L Unfit Combo* - *MDS TPP#3: 1L Unfit Mono & Sec. AML*	***$270M***	Frontline is the more valuable positioning, but comes with larger expenses, especially considering the nearly $80M Phase 3 that will be required after accelerated approval.
R/R-Only Approval - *AML TPP#1: R/R* - *MDS TPP#4: R/R H/R*	***$234M***	R/R setting still provides a strong valuation due to the large revenue stream in MDS, which peaks at around $500M by 2036. Trial costs are fairly low in this setting since they are typically shorter and may benefit from a Phase 2 approval.

CELLO HEALTH BioConsulting
Previously Defined Health

Executive Summary (7/11):
BST-236 is Projected to be a Profitable Investment Across Multiple Settings and Generates Profit Beginning 2025, One Year After Initial Approvals in AML & MDS

Operating Profits	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034
BST-236 Revenues				**$81M**	**$324M**	**$569M**	**$849M**	**$1,101M**	**$1,322M**	**$1,539M**	**$1,729M**	**$1,829M**	**$1,934M**	**$2,045M**
AML Revenues				*$41M*	*$199M*	*$387M*	*$618M*	*$826M*	*$1,004M*	*$1,178M*	*$1,348M*	*$1,426M*	*$1,508M*	*$1,594M*
MDS Revenues				*$40M*	*$124M*	*$182M*	*$231M*	*$275M*	*$318M*	*$360M*	*$381M*	*$403M*	*$426M*	*$450M*
Cost of Goods Sold				$5M	$21M	$36M	$54M	$70M	$85M	$98M	$111M	$117M	$124M	$131M
Operating Profit	***$0M***	***$0M***	***$0M***	***$76M***	***$303M***	***$533M***	***$795M***	***$1,031M***	***$1,237M***	***$1,440M***	***$1,619M***	***$1,712M***	***$1,810M***	***$1,914M***
Operating Expenses														
Total Operational Expenses (R&D, Commercialization, G&A, etc).	*$36M*	*$48M*	*$56M*	*$81M*	*$106M*	*$111M*	*$118M*	*$120M*	*$138M*	*$156M*	*$171M*	*$180M*	*$188M*	*$197M*
***Net Income** (after tax)*	***$36M***	***$48M***	***$56M***	***$5M***	***$142M***	***$304M***	***$487M***	***$656M***	***$791M***	***$925M***	***$1,042M***	***$1,103M***	***$1,168M***	***$1,236M***

Financial Summary

Launch Year	Breakeven Point	Revenue at Peak Utilization
2024*	**2024**	**$925M (by 2030)**

BST-236 Valuation Summary

Setting		rNPV	Commentary
AML	Unfit R/R	*$71M*	2024 approval from Ph2 data in a very high unmet need market. Trial includes both AML & MDS patients in the R/R setting. Reduced patient numbers after frontline approval to avoid re-treatment.
AML	1L Unfit Combo	*$233M*	Highest revenue potential using BST +/- Ven/Aza, launching in 2025 after initial monotherapy approval.
AML	1L Unfit Mono	*$41M*	Priority setting with accelerated approval in 2023 and Ph3 for full approval completing in by the end of 2027. After BST+VenAza is approved, monotherapy revenue is reduced and may be relegated to 2° AML.
MDS	High-Risk R/R	*$174M*	Opportunity for substantial revenue stream in MDS with approval from the same TPP #1 trial, launching in 2024.
Total NPV		**$518M**	

Executive Summary (8/11) – AML: Surge of Approvals, Most Addressing Biomarker-Driven Strategies, While More Recently *Venetoclax/HMA* Approval is Transforming Care for Frontline Unfit/Elderly Patients

- Historically, **AML has been a static field** since the introduction of 7+3 cytarabine and anthracycline-based regimens from the 1970s which has set a gold standard for younger, **fit patients eligible for intent-to-cure** induction and consolidation regimens.
- However, in the past 3-4 years, there has been an **influx of approvals (~10): Both targeted agents for molecularly defined patient segments, and broader acting reformulations and novel agents** which offers patients more tolerable and effective options.
- Since being granted accelerated approval in 2018 and full approval in 2020, ***Venetoclax* in combination with azacitabine offers more unfit/older patients new hope to achieve remission**.
  - In addition, the combination can serve as an option for fit/young patients who were **previously non-optimal candidates for 7+3** intensive chemo. However, considerations **for *Venetoclax's* toxicity (e.g., prolonged cytopenia) may limit its uses** in maintenance settings or with other combinations.
- **Most current late-stage assets and recent approvals are biomarker driven** (e.g., FLT3, IDH1/2) for subpopulation stratification, opposed to broader patient populations.
  - Additionally, based on regulatory changes, targeted therapies are **getting approvals now through response rate endpoints (CR/CRh)**, instead of OS (e.g., Xospata's ADMIRAL trial).
  - Similarly, **MRD-negativity** is also being considered as a surrogate endpoint in specific biomarker defined patient segments and treatment settings (e.g., Kronos Bio NPM1-mutated AML). BioSight may look to leverage this as BST-236 treatment resulted in 73% MRD negativity (8/11 MRD-evaluable patients).
    - *"It's really a biological achievement that has a clinical relevance."*
- However, clinical practice has demonstrated that the field is only **beginning to understand how to maximize the benefit of targeted therapeutics** for AML since so far, they have only demonstrated **intermittent or short-duration clinical benefit** such that patients will still need broad-acting treatments.
- KOLs believe if tolerable drugs, potentially like BST-236, can be used to **give high-intensity therapy to elderly patient with co-morbidities safely**, this can be *"transformative."*

CELLO HEALTH BioConsulting
Previously Defined Health

Executive Summary (9/11) – AML cont.: Incremental Advancement of Cytotoxic and Epigenetic Reformulations – Innovation of Novel Immunomodulators, Targeted Agents and Combinations Thereof

- Most of the active frontline trials are being evaluated as **combinations of novel agents with current SoC** (e.g., HMAs, Venetoclax) or historically approved agents (e.g., other chemos). There is **strong development across each setting**, with an abundance of trials (>130) in the R/R setting alone, due to its high unmet need, lack of SoC, and opportunity for accelerated approval.
- Aside from novel therapeutics, there has been new **approvals of reformulation,** such as ***Vyxeos*** (liposomal daunorubicin-cytarabine) and ***Onureg*** (oral azacitadine) which can improve therapeutic index and address ease of administration and QoL.
  - Analyst are projecting $250-300M revenues for *Vyxeos* and $800M-1B for *Onureg*, which support the sizable available market for novel reformulations.
  - In fact, there are clear markets for **specific settings and patient populations** within the treatment paradigm.
    - *Vyxeos* is approved for secondary- and therapy-related-AML;
    - *Onureg* approved for maintenance post first-CR for patients unfit for intensive therapy.
  - KOLs addressed the potential in **specific markets for BST-236 as consolidation** post-induction (replacing HiDAC), slightly **"fitter"** patients who may still be **eligible for transplant**, or even patients **unfit for adequate Venetoclax regimens**.

CELLO HEALTH BioConsulting
Previously Defined Health

Executive Summary (10/11) – MDS: High Risk MDS Trial Intensity is Greatest in 1L, While High Risk R/R has Significant Development Opportunities with No SoC

- MDS has more modest clinical development activity:
  - Most targeting the 1L higher-risk MDS patient populations in combination with azacitidine.
    - However, *"There's such low rates of CR with azacitidine that it is really a bit unsatisfactory. That's, I think, where the big unmet need in MDS sits."*
  - In the **R/R setting**, there is **no SoC approved** for patients so clinical trials use best supportive care or physicians' choice as **seemingly low clinical benchmarks, yet no agent has been yet to be successful in this setting**.
    - *"…this is a very, very unmet need patient population, no question about it."*
- **Higher-risk MDS is becoming increasingly competitive** not only from an unmet need perspective, but also from big pharma-owned agents in advanced development (e.g., Gilead's ***magrolimab***, Takeda's ***pevonedistat***).
  - KOLs believe these can provide new therapeutic options for patients, as roughly **70% are expected to relapse after 1L** treatment with HMA. Particularly, KOLs indicated their enthusiasm for drugs like pevonedistat that can be added to other therapies without contributing to more toxicities.
  - However, pevonedistat's recent Phase 3 failure leaves an opportunity for accelerated approval in frontline high-risk.
  - Although not approved, KOLs indicated off-label usage of *Ven+Aza* in some high-risk R/R patients due to the lack of SoC. Additionally, the combination was granted **breakthrough designation in July 2021 for frontline high-risk**.
  - Nearly all active clinical trials in H/R MDS are combination strategies – **most in combination with HMA**.

Executive Summary (11/11) – MDS cont.: Due to Poor Responses in Frontline and no SoC in R/R, There is Enthusiasm of BST-236 With Low Clinical Benchmarks to Meet

- Multiple KOLs commented that **BST-236 can be used in more than half of high-risk patients in the post-HMA setting**, which can be a sizable market share. *"If there is a new drug with an acceptable safety profile in this setting, it would be very interesting because all patients would receive this drug, anyway."*
  - Additionally, KOLs mentioned that frontline usage of BST-236 monotherapy is also a possibility considering the poor benchmarks set by azacitabine. Combinations, however, might be a concern due to potential myelosuppression.
    - Secondary positions mentioned by KOLs are niches in AML-like MDS patients or elderly patients who fail HMA, but are seemingly fit for transplants.

- On the lower-risk MDS patients, **treatment endpoints are different than H/R**. Overall, the objectives of **L/R treatment are to reduce the number of transfusions required** – and transfusion independence – along with delaying disease progression and potentially curing the patient.
  - For instance, **Luspatercept** received approval in 2020 by improving the number of RBC-transfusion independent patients and is projected to be a **blockbuster with sales forecasted to reach $1.4B by 2026 globally**. Thus, there is **large market potential for effective treatments in L/R MDS**.
    - KOLs, however, did not recommend low-risk as an opportunity for BST-236 as there is much greater unmet need in the higher-risk group.

CELLO HEALTH BioConsulting
Previously Defined Health

Disease Overview

AML

AML is the Most Common Acute Leukemia in Adults, With An Incidence of Nearly 20,000 New Cases Per Year in the US Alone

AML

Overview	
Disease Description	• AML is a malignant disorder characterized by abnormal growth and differentiation of hematopoietic stem cells (HSCs), in which immature myeloid precursors (myeloblasts) accumulate in the bone marrow and peripheral blood. This expansion of immature myeloid cells occurs at the expense of the normal production of their terminally differentiated counterparts, such as red blood cells, platelets, and white blood cells (WBCs). • The clinical presentation of AML at diagnosis varies from an incidental finding on a routine blood test through to a life-threatening illness that requires immediate intervention.
Patient Demographics & Segmentation	• AML is a disease of the elderly with a median age at diagnosis of 68 years. No predisposing risk factor can be identified in most individuals diagnosed with AML. The risk of developing AML or MDS is moderately increased by exposure to DNA-damaging agents, such as benzene, cigarette smoke, ionizing radiation (usually due to therapeutic radiotherapy) and cytotoxic chemotherapy. AML secondary to ionizing radiation and/or cytotoxic chemotherapy is referred to as therapy-related AML. • AML patients are typically segmented based on whether they are fit to receive intensive induction therapy (unfit patients 35-50%, fit patients 65-50%; however, percentages may vary between academic and community hospitals). • Common biomarkers include FLT3 mutations (30% of all AML patients [FLT3-ITD, 25%; FLT3-TKD, 7-10%]), IDH1/2 mutations (20% of AML patients collectively), and CD33 (80-90% of AML patients).
Epidemiology	• AML is the most common acute leukemia in adults, with an estimated 20,240 new cases and over 11,000 deaths in the US annually. In 2016, there were an estimated 61,048 people living with AML in the US. The age-standardized incidence rate of AML among individuals >18 years of age ranges from 30 to 40 per million. The male to female ratio normally ranges from 1.1 to 1.3, rising to around 1.8 at 80–84 years of age. The 5-year survival rate among AML patients is only 29.5% [SEER]. Generally, the incidence and prevalence of AML are rising as the population ages and more patients develop secondary AML from prior cancer treatment.
Prognosis & Unmet Needs	• Unmet need spans almost all patient segments, as the primary opportunity for curative therapy is induction chemo (7+3) and allogeneic transplant, which is limited to fit patients, typically <60 years old. Even in these patients, relapse is very frequent and fatal, ranging from 35-80% depending on risk. • For the majority of patients who are >60 and are unfit for intensive chemotherapy, the prognosis has recently improved drastically due to approval of venetoclax in combination with azacitidine, which has improved response rates to ~65% and may allow for allogeneic transplant in select cases. Better prognostic markers based on sequencing, minimal residual disease (MRD) analysis, and new targeted therapies hold promise for improving AML treatment outcomes further.
Existing Barriers & White Space Opportunities	• All selected settings in AML are viewed as potentially viable for development due to high unmet need across each patient population. Significant competition exists in all settings that have a defined regulatory path and larger patient segments have increasingly high benchmarks, regardless of the approach.

UpToDate, SEER, Nature Reviews AML, Leukemia. 2019 Feb;33(2):299-312. Am J Clin Pathol. 2011 Jan; 135(1): 35–45., Haematologica. 2019 Feb; 104(2): 305–311., Blood Cancer J. 2014 Jun; 4(6): e218., Leuk Lymphoma. 2016 Aug; 57(8): 1965–1968., CHBC Primary Research

CELLO HEALTH BioConsulting
Previously Defined Health

Unmet Need Spans All Patient Segments in AML as the Majority Eventually Relapse

- The incidence and prevalence of AML are rising as the population ages and more patients develop secondary AML from prior cancer treatment.
  - AML has a median age of 68 often with comorbidities and intrinsic resistance mechanisms.
- The only opportunity for curative therapy is an option only for fit patients, induction chemo '7+3' and HSCT consolidation or salvage chemotherapy.
- Majority of AML patients are elderly with poor prognosis that are unfit to receive curative therapy.
  - Efficacy benchmarks in newly diagnosed unfit patients include ORR of 66% and median OS of 14.7 months for venetoclax (Venclexta) + azacitidine.
  - Efficacy benchmarks in R/R fit patients include 8.4 months mOS and 17% ORR in patients treated with azacitidine and 26% CR and 11.6 months mRFS in CD33+ patients treated with gemtuzumab ozogamicin (Mylotarg).
  - Directed therapies are effective only for patients with specific mutations, ~50% of AML patients.
- High relapse rates across all patient cohorts contribute to poor outcomes in AML patients, highlighting unmet need in all examined settings.

Overall Survival Rates After First Relapse by Cytogenetic Risk Category and Salvage HCT


1.0
0.8
0.6
0.4
0.2
0.0
P<0.001
Intermediate
Favorable
Unfavorable
0 1 2 3 4 5
Years from relapse
1.0
0.8
0.6
0.4
0.2
0.0
P<0.001
Salvage HCT
No HCT
0 1 2 3 4 5
Years from relapse

Survival Post-induction

	Risk	HiDAC	Allo SCT
4yr OS	Good	52%	~50%
	Int.	30%	48%
	Poor	15%	40%
TRM		5%	20%

[1] CHBC Primary Research and Insights [2] VIALE-A venetoclax+Aza results[3] Mylotarg PI [4] Leuk Res. 2015 Feb;39(2):124-30 [5] Best Pract Res Clin Haematol. 2018 Dec;31(4):384-386

The US AML Market is Projected to Rise Rapidly to ~$6B Annually by 2026

- The WW AML market is currently ~$1B annually and is projected to rise significantly over the next several years due to sales of multiple new targeted agents.
- Currently there are >10 branded therapies approved for treatment of AML; many are targeted therapies approved for patients with a specific molecular profile (i.e. FLT3-ITD or TKD mutant, CD33+, etc.).
- AbbVie's Venclexta (venetoclax) oral BCL2 inhibitor recently approved for combination with HMA for unfit AML patients is expected to grow significantly to a market leading $706M in annual US sales by 2026.
- Cell therapies are expected to play a role in AML in the near future, although the extent may be limited by the lack of AML specific antigens.


US AML SALES
(Top 10 Product Sales)
US $M
6,000
5,000
4,000
3,000
2,000
1,000
0
2019
2020
2021
2022
2023
2024
2025
2026
Venclexta (AbbVie)
Onureg (BMS)
Iomab-B (Actinium)
Xospata (Astellas)
Tibsovo (Agios/Servier)
Elzonris (Menarini)
UCART123 (Cellectis)
Amnolake (Syros)
MDG1011 (MediGene)
Uproleselan (GlycoMimetics)
Other

[1] Evaluate Pharma

Targeted Agents Have Recently Been Approved for Patients Carrying Specific Mutations but Intensive Chemotherapy ± Transplant Remains the Only Potentially Curative Therapy

AML



Newly Diagnosed Acute Myeloid Leukemia
Diagnosis
Unfit for Intensive Therapy
Fit for Intensive Chemo + Transplant
1st Line
Non-Intensive Therapy
HMAs (azacitidine or decitabine) ± Venetoclax / Tibsovo / Idhifa + HMA / APR-246 + HMA ± Venetoclax / Magrolimab + HMA
De novo AML (Induction)
"7+3" cytarabine + anthracycline ± Mylotarg/Rydapt
Secondary AML (Induction)
Vyxeos
CR/CRi
No CR
No CR
CR
Allo HSCT ± Mylotarg/Rydapt
Remain on HMA
Int/Poor Risk
Good Risk
Allo HSCT ± Mylotarg
Maintenance CC-486 (oral HMA)
Consolidation 1-4 cycles HiDAC ± Mylotarg / Rydapt
Relapse
2nd Line
Early Relapse or Refractory
Late Relapse
Clinical Trials or Supportive Care
Non-Intensive Therapy
HMAs (azacitidine or decitabine) / Mylotarg / Tibsovo / Idhifa / Nexavar/ Xospata / Flotetuzumab
Other Non-Intensive Therapy
HMA
Clinical Trials
"Bridge to transplant" FLAG-Ida, Clolar
Re-Induction "7+3", HiDAC ± Mylotarg
Allo HSCT
Diagnosis
Segmentation
Response
Treatment
CD33+
IDH1+
IDH2mut
FLT3+
Future Tx

CHBC Primary Research, NCCN, UpToDate, Medscape, SEER, HRSA Transplant Data, Leukemia. 2017 Jun;31(6):1306-1313., Cancer. 2016 Nov 15; 122(22): 3484–3491., *Blood* (2014) 124 (21): 2379.

AML

Differences in Treatment From US & EU: Unfit



Diagnosis
Segmentation
Response
Treatment
Newly Diagnosed Acute Myeloid Leukemia
Unfit for Intensive Therapy
Diagnosis
1st Line
2nd Line
HMA+Ven 21 day cycle used, not 28.
Non-Intensive Therapy
HMAs (azacitidine or decitabine) ± Venetoclax, LDAC / Tibsovo / Idhifa + HMA / APR-246 + HMA ± Venetoclax / Magrolimab + HMA
Patients with complex karyotypes are treated with non-intensive therapy and immediately transplanted, as they do not respond well to intensive chemo.
Aza monotherapy is still considered SoC and Venetoclax used off label in R/R with LDAC.
CR/CRi
No CR
Transplantation rates in elderly/unfit expected to increase with HMA+Ven.
Allo HSCT ± Mylotarg/Rydapt
Remain on HMA
Some centers use Vyxeos off-label in HMA+Ven failure patients.
Relapse
Cytarabine protocols in unfit patients rarely used in France.
Clinical Trials or Supportive Care
Non-Intensive Therapy
HMAs (azacitidine or decitabine), LDAC / Mylotarg / Tibsovo / Idhifa / Nexavar / Xospata / Flotetuzumab
Overall, in EU (Unfit):
• Germany seemingly has a more flexible healthcare system and allows frequent off-label usage.
• No IDH approvals in EU so they must enter patients into trials for access.
• Off-label usage of Venetoclax across the treatment paradigm.
• There is increased access to Venetoclax due to COVID.
• No decitabine approved.

CHBC Primary Research, NCCN, UpToDate, Medscape, SEER, HRSA Transplant Data, Leukemia. 2017 Jun;31(6):1306-1313., Cancer. 2016 Nov 15; 122(22): 3484–3491., *Blood* (2014) 124 (21): 2379.

CELLO HEALTH BioConsulting
Previously Defined Health

Differences in Treatment From US & EU: Fit


Newly Diagnosed Acute Myeloid Leukemia
Fit for Intensive Chemo + Transplant
Diagnosis
1st Line
"3+10" or "3+8" regimens in UK. Targeted therapies added if positive.
De novo AML (Induction)
"7+3" cytarabine + daunorubicin
± Mylotarg/Rydapt
Secondary AML (Induction)
Vyxeos
Vyxeos may be used off-label in elderly, poor-risk patients or with complex karyotypes.
In France, Vyxeos is mainly used in trials due to lack of attractive reimbursement structure.
No CR
CR
Patients are able to weigh risk/benefit for more tolerability and better QoL with VenAza.
Int/Poor Risk
Onureg use in the future for MRD+ patients.
Good Risk
Allo HSCT
± Mylotarg
Maintenance
CC-486
(oral HMA)
Consolidation
1-4 cycles HiDAC
± Mylotarg / Rydapt
2nd Line
Cytarabine may be used in relapsed AML.
Early Relapse or Refractory
Late Relapse
Using HMA+Ven to bridge 7+3 failures to transplant.
Other Non-Intensive Therapy
HMA
Clinical Trials
"Bridge to transplant"
FLAG-Ida, Clolar
Re-Induction
"7+3", HiDAC ± Mylotarg
HMA frequently used after transplant relapse. Ven may also be used off-label here.
Allo HSCT

- Diagnosis
- Segmentation
- Response
- Treatment

Overall, in EU (Fit):

- HMA+Ven or Vyxeos used more in the gray zone of patients (elderly fit, younger w/ co-morbid, cytogenetics).
- Off-label usage of Venetoclax across the treatment paradigm.
- Germany seemingly has a more flexible healthcare system and allows frequent off-label usage.
- There is increased access to Ven due to COVID.
- No decitabine approved. No access to Onureg maintenance yet. There is a sub-Q Aza + Ven trial ongoing instead.

CHBC Primary Research, NCCN, UpToDate, Medscape, SEER, HRSA Transplant Data, Leukemia. 2017 Jun;31(6):1306-1313., Cancer. 2016 Nov 15; 122(22): 3484–3491., *Blood* (2014) 124 (21): 2379.

AML – Market Benchmarks

AML

Newly Approved Therapies in AML Cost $50,000 - $200,000 Per Course

Generic Name (Brand, Company)	MoA	WAC Pkg Price	Dosing (from PI)	Duration/Cycles	Total Price
Gilteritinib (Xospata, Astellas)	FLT3 inhibitor	$24,333 (40 mg/90 ea.)	120 mg QD	Until disease progression or toxicity (median 108 days)	$97,332
Midostaurin (Rydapt, Novartis)	FLT3 inhibitor	$9,461 (25 mg/56 ea.)	50 mg BD on Days 8 to 21 of each induction or consolidation cycle	Days 8-21 of each induction/consolidation cycle	$18,922 (price for 1st induction only)
Ivosidenib (Tibsovo, Agios)	IDH1 inhibitor	$28,380 (250 mg/60 ea.)	500 mg QD	Until disease progression or toxicity (median 129 days)	$141,900
Venetoclax (Venclexta, Abbvie/ Genentech)	BCL2 inhibitor	$12,908 (100 mg/120 ea.)	400 QD after 3 day ramp-up	Until disease progression or toxicity (median 7 cycles)	$90,356
Enasidenib (Idhifa, BMY/Agios)	IDH2 inhibitor	$28,246 (100 mg/30 ea.)	100 mg QD	Until disease progression or toxicity (median 192 days)	$197,722
Gemtuzumab ozogamicin (Mylotarg, Pfizer)	CD33-directed ADC	$8,830 (ea.)	3 mg/m^2 (R/R)	Single course on cycle days 1, 4, and 7, followed by consolidation therapy (R/R)	$26,490
Azacitidine (Vidaza, BMS)	HMA	$585 (100 mg, ea)	75 mg/m2 QD for 7 days	Until disease progression or toxicity (median 3 cycles in R/R, 7 in 1L)	$24,570 R/R $57,330 1L

Redbook, Venclexta PI, Rydapt PI, Mylotarg PI, Idhifa PI, Tibsovo PI, Xospata PI. Blood. 2019 Jan 3;133(1):7-17. Blood. 2017 Aug 10;130(6):722-731, EHA25 Presentation .

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Previously Defined Health

AML

Current and Future Benchmarks in AML: Unfit 1L

Drug (Brand, Company)	Approval Year	Setting	mOS	mEFS	ORR	Safety (>5% of population)	Regimen
Azacitidine	2004	1L unfit AML	10.4 months[3] (N=241)	6.7 months[3] (N=241)	27.8%[3] (N=241)	Grade ≥3 AEs: 28% febrile neutropenia, 26.3% neutropenia, 23.7% thrombocytopenia, 19.1% pneumonia, 15,7% anemia, 6.8% leukopenia, 5.1% hypokalemia.	Azacitidine 75 mg/m^2 per day administered subcutaneously for 7 consecutive days per 28-day treatment cycle
Venetoclax (Venclexta, Abbvie/ Genentech) + HMA	2018	1L AML (unfit pts.)	14.7 Months[1] (N=286)	N/A	66.4% CR+CRi[,1] (N=286)	Grade ≥3 AEs: febrile neutropenia (43%), decreased WBC count (31%), anemia (25%), thrombocytopenia (24%), neutropenia (17%), and pneumonia (13%).	400 or 600 mg PO QD after 3 day ramp-up (+ azacitidine/decitabine or cytarabine, respectively)
Pevonedistat (Takeda) + Aza	Failed Phase 3 (Sep 2021)	1L low blast AML	23.6 months[5,6] (N=36)	N/A	N/A	Grade ≥3 AEs: neutropenia (33%), febrile neutropenia (26%), decreased neutrophils (21%), anemia (19%), thrombocytopenia (19%), and pneumonia (12%).	75 mg/m^2 IV or subcutaneous aza on Days 1-5,8,9; pevonedistat 20 mg/m2 via 60-min. (±10) IV infusion on Days 1, 3, and 5 in 28-day cycles.

[1] EHA25 Presentation [2] Venclexta PI. [3] Blood. 2015 Jul 16; 126(3): 291–299 [4] Leuk Res. 2015 Feb;39(2):124-30 [5] Takeda Press Release – Data, [6] Pev Failure Press Release

AML

Current and Future Benchmarks in AML: Unfit 1L Primary Refractory

Drug (Brand, Company)	Approval Year	Setting	mOS	mEFS	ORR	Safety (>5% of population)	Regimen
Azacitidine	2004	R/R AML	8.4 months[2] (N=130)	N/A	17%[2] (N=130)	Grade ≥3 AEs: 28% febrile neutropenia, 26.3% neutropenia, 23.7% thrombocytopenia, 19.1% pneumonia, 15,7% anemia, 6.8% leukopenia, 5.1% hypokalemia.	Azacitidine 75 mg/m^2 per day administered subcutaneously for 7 consecutive days per 28-day treatment cycle
Gemtuzumab ozogamicin (Mylotarg, Pfizer)	2017	CD33+ R/R AML	N/A	11.6 months RFS[3] (N=57)	26% CR[4] (N=57)	Grade ≥3 AEs: sepsis (32%), fever (16%), rash (11%), pneumonia (7%), bleeding (7%). No Grade 4 toxicity was observed.	R/R AML (single-agent): 3 mg/m2 (up to one 4.5 mg vial) on Days 1, 4, and 7
Flotetuzumab (MacroGenics)	Unknown	Refractory AML	N/A	N/A	32.1% CR+CRh+CRi [5] (N=28)	Grade ≥3 AEs: lymphocytopenia (19.4%), anemia (19.4%), thrombocytopenia (16.1%), leukopenia (16.1%), neutropenia (12.9%), Infusion related reaction/Cytokine Release Syndrome (12.9%) [6]	500 ng/kg/day administered as a 7 -day/week continuous infusion.

[1] Blood. 2015 Jul 16; 126(3): 291–299 [2] Leuk Res. 2015 Feb;39(2):124-30 [3] Mylotarg PI [4] Oncologist. 2018 Sep;23(9):1103-1108 [5] Flotetuzumab [6]Flotetuzumab phase 1

AML

Current and Future Benchmarks in AML: R/R

Drug (Brand, Company)	Approval Year	Setting	mOS	mEFS	ORR	Safety (>5% of population)	Regimen
Azacitidine	2004	R/R AML	8.4 months[2] (N=130)	N/A	17%[2] (N=130)	Grade ≥3 AEs: 28% febrile neutropenia, 26.3% neutropenia, 23.7% thrombocytopenia, 19.1% pneumonia, 15,7% anemia, 6.8% leukopenia, 5.1% hypokalemia.	Azacitidine 75 mg/m^2 per day administered subcutaneously for 7 consecutive days per 28-day treatment cycle
Gemtuzumab ozogamicin (Mylotarg, Pfizer)	2017	CD33+ R/R AML	N/A	11.6 months RFS[3] (N=57)	26% CR[4] (N=57)	Grade ≥3 AEs: sepsis (32%), fever (16%), rash (11%), pneumonia (7%), bleeding (7%). No Grade 4 toxicity was observed.	R/R AML (single-agent): 3 mg/m2 (up to one 4.5 mg vial) on Days 1, 4, and 7
DFP 10917 (Delta-Fly Pharma)	Unknown (December 2022, Ph3 estimated primary completion)	R/R AML	6.9 months[7] (N=29)	N/A	48.3%[7] 20.7% CR[7] (N=29)	Grade ≥3 AEs: leukopenia (53.3%), thrombocytopenia (46.7%), anemia (36.7%), neutropenia (16.7%), and fatigue (3.3%).	6 mg/m^2 /day, 14-day continuous intravenous infusion

[1] Blood. 2015 Jul 16; 126(3): 291–299 [2] Leuk Res. 2015 Feb;39(2):124-30 [3] Mylotarg PI [4] Oncologist. 2018 Sep;23(9):1103-1108 [5] hASH-2017-Abstract [6] phase-iii-trial-evaluating-uproleselan [7] Cancer. 2019 May 15;125(10):1665-1673

AML

Current Benchmarks in AML TP53

Drug (Brand, Company)	Approval Year	Setting	mOS	mEFS	ORR	Safety (>5% of population)	Regimen
Azacitidine	2004	1L TP53 unfit pts. (Based on Aza + placebo arm in VIALE-A)	N/A	N/A	0% CR+CRi*[5] (N=145)	Grade ≥3 AEs: 28% febrile neutropenia, 26.3% neutropenia, 23.7% thrombocytopenia, 19.1% pneumonia, 15,7% anemia, 6.8% leukopenia, 5.1% hypokalemia.	Azacitidine 75 mg/m^2 per day administered subcutaneously for 7 consecutive days per 28-day treatment cycle
Venetoclax (Venclexta, Abbvie/ Genentech) + Aza	2018	1L TP53 AML (unfit pts.)	N/A	N/A	55.3% CR+CRi*[5,6] (N=53)	Grade ≥3 AEs: febrile neutropenia (43%), decreased WBC count (31%), anemia (25%), thrombocytopenia (24%), neutropenia (17%), and pneumonia (13%).	400 or 600 mg PO QD after 3 day ramp-up (+ azacitidine/decitabine or cytarabine, respectively)
Magrolimab (Forty Seven/Gilead) + Aza	Unknown (September 2020, Ph1b estimated primary completion)	1L TP53 AML (unfit pts.)	N/A	N/A	75% CR+CRi*[3] (N=9)	Common AEs: anemia (38%), fatigue (21%), neutropenia (19%), thrombocytopenia (18%) and infusion reaction (16%).	Magrolimab dose escalation regimen (1-30 mg/kg QW, Q2W Cycle 3+), Aza was dosed 75mg/m^2 days 1-7
APR-246 (Aprea) + Aza	Unknown (June 2020, Ph1/2 estimated primary completion)	TP53 AML	N/A	N/A	50% CR*[2] (N=8)	Febrile neutropenia in 36%, neurological AEs in 40% (6% Gr3): (ataxia (25%) associated with cognitive impairment (8%), acute confusion (8%), isolated dizziness (6%) and facial paresthesia (2%)).	APR-246 4500 mg IV/d (6-hour infusions, days 1-4) followed by AZA 75 mg/m^2/d (days 4-10) in 28 day cycles

Regarding **Ven + Aza,** a breakdown of CR vs. CRi results was not available. It is also worth noting that the CR + CRi for this combo was >70% for AML patients w/ IDH1/2 or FLT3 mutations (from the Ph3 VIALE-A trial)

**in 1L unfit AML pts. ** in R/R AML pts.*

[1] EHA25 APR-246 [2] Aprea press release [3] J Clin Oncol 38: 2020 (suppl; abstr 7507) [4] Oncologist. 2018 Sep;23(9):1103-1108 [5] EHA25 Presentation [6] https://aml-hub.com/medical-information/viale-a-trial-update-or-venetoclax-and-azacitidine-combination-for-the-treatment-of-older-patients-with-newly-diagnosed-aml.

MDS

MDS Encompasses a Continuous Disease Spectrum Consisting of a Diverse Group of Clonal Hematopoietic Stem Cell Disorders Characterized by Impaired Blood Cell Production & Cytopenias

MDS

Overview	
Disease Description	• The myelodysplastic syndromes (MDS) comprise a heterogeneous group of malignant hematopoietic stem cell disorders characterized by dysplastic and ineffective blood cell production and risk of transformation to AML. • Patients with MDS have a variable reduction in the production of normal red blood cells, platelets, and mature granulocytes. As a result, patients with MDS are at risk for symptomatic anemia, infection, and bleeding, as well as progression to acute myeloid leukemia (AML), which is often refractory to treatment.
Patient Demographics & Segmentation	• MDS occurs most commonly in older adults and may occur *de novo* or arise years after exposure to potentially mutagenic therapy (e.g. radiation exposure, chemotherapy). • MDS patients are typically segmented based on the Revised International Prognostic Scoring System (IPSS-R) which takes into account bone marrow blast percentage, cytogenetics, and cytopenias to categorize patients into 5 risk groups (very low to very high risk) based on risk of mortality and transformation to AML.
Epidemiology	• The annual MDS age-adjusted incidence in the US is ~4.0/100K persons (~13K), and the incidence substantially rises with age. In the US it is believed to afflict 40-60K people. MDS occurs most commonly in older adults, with a median age at diagnosis in most series of ≥65 years and a male predominance.
Prognosis & Unmet Needs	• Approximately 2/3rd of MDS patients are considered low risk while 1/3rd are high risk. The goal of treatment in low-risk patients is improving quality of life while the goal of treatment in high-risk MDS is improving survival outcomes. • Many MDS patients, particularly low-risk patients, die due to bone marrow failure (vs. AML progression). • Prognosis typically depends on patients' IPSS-R categorization. Median survival in each prognostic risk category is as follows: Very low risk, ~9.9 years; Low risk, 5.3 years; Intermediate risk, 3.0 years; High risk, 1.6; Very high risk: 0.8 years. • Median time to 25% AML evolution in each prognostic risk category is as follows: Very low risk, not reached >10 years ; Low risk, 10.8 years; Intermediate risk, 3.2 years; High risk, 1.4; Very high risk: 0.73 years.
Existing Barriers & White Space Opportunities	• Currently available treatment options are largely ineffective in most MDS patients; however, the high-risk MDS (HR MDS) pipeline is becoming increasingly competitive. • Transplant remains the only curative treatment option yet only 5-10% of all high risk MDS patients ultimately receive a transplant.

[1] SEER Cancer Statistics [2] SEER Explorer [3] UptoDate [4] CHBC Primary Research [5] Blood. 2012 Sep 20;120(12):2454-65. [6] SEER Cancer Explorer [7] Blood Rev. 2019 Mar;34:1-15 [8] Cowen, Feb 2021

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Previously Defined Health

A Growing Number of Developers Have Recognized the High Unmet Need and Opportunity in MDS; Accordingly, the MDS Market Is Anticipated To Increase From <$500M to $2.4BN Sales in the US By 2026

MDS

- Myelodysplastic syndromes (MDS) are a heterogenous collection of myeloid neoplasms characterized by ineffective hematopoiesis and cytopenias as well as a risk of clonal evolution and progression to acute myeloid leukemia (AML).
- Unmet need is high in MDS, as allogeneic hematopoietic stem cell transplants (allo-HSCT) remains the only treatment option with curative potential yet <10% of patients are transplant-eligible.
    - HMAs are the only treatment option for transplant-ineligible high-risk patients; however, therapeutic options are anticipated to increase rapidly over the upcoming years as clinical programs progress in both low- and high-risk MDS.



US MDS SALES
(Top 10 Products)
US $M
2,500
2,000
1,500
1,000
500
0
2019
2020
2021
2022
2023
2024
2025
2026
Reblozyl (BMS)
Imetelstat (Geron)
Magrolimab (Gilead/47)
C-DEC (Otsuka)
Sabatolimab (NVS)
Amnolake (Syros)
Idhifa (BMS)
SLN124 (Silence)
Imfinzi (AZ)
Revlimid (BMS)
Other



CD33/IgG Chimera (neut. S100A9)
anti-CD33 (e.g. BI 836858,
CD3/CD33 BITE, CD33 CAR)
Canakinumab/Rilonacept
GSK1070806
IL-1 β
IL-18
ROS
S100A8/A9
CD33
S100A8/A9
S100A8/A9
S100A8/A9
NOX
CD33
TLR4
NOX inhibitor (e.g. DPI)
Anti-oxidant (e.g. NAC)
IL-10
TGF- β
ROS
↑MDSC
NLRP3 Inh (e.g. ICTA, MCC950)
BTK Inh (e.g. ibrutinib)
Anti-ASC oligomerization
ASC
Pro-caspase-1
IL-1 β
IL-18
IRAKs
NLRP3
Caspase-1
β-Catenin
TRAF6
Inflammasome
pro-IL-1 β
pro-IL-18
IRAK 1/4 Inh (e.g. PF-06650833)
TRAF6 Inh (e.g. bortezomib)
NF- κB Signaling Inh
Wnt/ β-catenin
Signaling Inh
MDS gene mutations
β-Catenin
β-Catenin
Cyclin D1
C-Myc
NF- κB
β-Catenin
β-Catenin
DNA
damage

[1] Evaluate Pharma [2] Up to Date [3] Blood. 2019 Mar 7;133(10):1039-1048.

Unmet Need Is High in MDS For Effective, Tolerable Therapies To Improve Both Clinical Outcomes and Quality of Life, Particularly in High-Risk and TP53-Mutant Patients

MDS

- MDS patients overall are at risk of mortality due to disease-related complications (bone marrow failure, infection, hemorrhage) or AML transformation.
  - Even low-risk patients often die of MDS-related causes.
  - There remains considerable unmet need for effective therapies in high-risk MDS (HR MDS) as transplant remains the only treatment option with curative potential, yet <10% of patients are eligible for transplant.
    - The therapy-related mortality rate among transplanted patients is 15-30%. Of the remaining patients, approximately one-third relapse and one-third are cured.
- Quality of life is also impacted as many MDS patients require ongoing supportive care (i.e. frequent blood transfusions and growth factors).

MDS Clinical Outcomes by IPSS-R* Risk Group

IPSS-R Risk Group	mOS (yrs)	Time to 25% AML evolution (yrs)
Very Low	8.8	NR
Low	5.3	10.8
Intermediate	3.0	3.2
High	1.6	1.4
Very High	0.8	0.73

TP53-Mutant MDS

- Unmet need is particularly acute in TP53-mutant MDS due to poorer prognosis in this patient segment.
- Patients with TP53 mutations who receive HMAs often respond favorably to treatment, but response duration is shorter and overall survival tends to be lower (6 mo. mOS vs. 18 mo. mOS).
- Among patients who undergo allo-HSCT, TP53 mutation is associated with shorter survival and a shorter time to relapse vs. patients without a TP53 mutation.

* IPSS-R: Revised International Prognostic Scoring System

[1] CHBC Primary Research and Insights [2] Cancer. 2010 May 1; 116(9): 2174–2179. [3] Dtsch Arztebl Int. 2013 Nov; 110(46): 783–790. [4] Blood Cancer J. 2018 May 24;8(5):47. [5] Br J Haematol. 2013 Mar;160(5):660-72. [6] Leukemia volume 33, pages 1747–1758 (2019) [7] DFCI Case Study [8] N Engl J Med 2017; 376:536-547

The Treatment Algorithm For MDS Is Limited As There Are Few Approved Agents for MDS and Transplant Remains the Only Curative Treatment Option

MDS



Patients are typically segmented into high-, low-, or intermediate risk based on the revised International Prognostic Scoring System (IPSS-R) which takes into account bone marrow blast percentage, cytogenetics, and cytopenias. Some low/intermediate-risk patients are considered functionally higher-risk by physicians and are treated accordingly.
Newly Diagnosed MDS
Low Risk MDS
High Risk MDS
Asymptomatic
Symptomatic
Transplant eligible
Transplant ineligible
Observation
Deletion 5q abnormality+ transfusion-dependent anemia
Deletion 5q negative
Intensive chemotherapy (7+3, high dose cytarabine, etc.)
HMAs (azacitidine or decitabine)
Serum EPO ≤500
Transfusion Dependent
1st Line
Revlimid ± Treatment of Individual Cytopenias
Erythropoiesis-Stimulating Agents (ESAs): Epigen, Procrit, Aranesp, etc.
HMAs
MDS w. ring sideroblasts (ESA failures)
Allogeneic HSCT
Azacitidine or decitabine are considered roughly equivalent with respect to efficacy.
Transplant eligibility is assessed based on the patient's age, performance status, comorbidities, and identification of a suitable matched donor.
Relapsed/Refractory
Other hematopoietic growth factors such as G-CSF may be used to treat cytopenias.
Reblozyl

[1] CHBC Primary Research [2] Blood. 2012 Sep 20;120(12):2454-65. [3] NCCN Guidelines [4] Revlimid PI [5] ASH 2014 Poster [6] SEER Hematopoietic Project [7] UptoDate

The Future MDS Treatment Algorithm is Anticipated to Change Significantly Pending Approval of Promising Pipeline Therapies

MDS



Newly Diagnosed MDS
Low Risk MDS
High Risk MDS
Asymptomatic
Symptomatic
Observation
1st Line
Deletion 5q abnormality+ transfusion-dependent anemia
Deletion 5q negative
Revlimid ± Treatment of Individual Cytopenias
Serum EPO ≤500
Transfusion Dependent
Erythropoiesis-Stimulating Agents (ESAs): Epigen, Procrit, Aranesp, etc.
HMAs
APR-246 + aza
MDS w. ring sideroblasts (ESA naïve or failures)
Reblozyl
Relapsed/Refractory
Preferred early transplantation with minimal prior treatment. Early progressive pts may receive Aza before transplant and Ven/Aza off-label if relapsing afterwards.
Transplant eligible
Transplant ineligible
Intensive chemotherapy (7+3, high dose cytarabine, etc.)
Allogeneic HSCT
HMAs (azacitidine or decitabine)
Venetoclax + aza
Magrolimab + aza
APR-246 + aza
LDAC, Hydroxyurea, or hydroxycarbamide in post-HMA failure. No targeted therapies in UK for this setting.
Rare usage of FLT3, IDH inhibitors after HMA. Cytarabine rarely used in this setting, as well.
Future Tx

[1] CHBC Primary Research [2] Blood. 2012 Sep 20;120(12):2454-65. [3] NCCN Guidelines [4] Revlimid PI [5] BMS Press Release [6] *Blood* (2019) 134 (Supplement_1): 5410. [6] Leukemia. 2019 Jul;33(7):1747-1758. [7] Clinicaltrials.gov [8] Adis [9] Blood Adv 2020 Feb 11;4(3):482-495.

MDS – Market Benchmarks

Pricing Analogs (HMAs) Trend Low in High-Risk MDS As Most Approved Products Are Off-Patent or Approaching Patent Expiration

MDS

Generic Name (Brand, Company)	MoA	WAC Pkg Price	Dosing (from PI)	Duration/ Cycles	Price per Cycle/Month	Total Annual Treatment Price
Azacitidine (Vidaza, BMS)	HMA	$585 (100 mg, ea)	75 mg/m2 QD for 7 days via IV or SC injection q4w for a minimum of 4 to 6 cycles until disease progression or toxicity	Median of 9 cycles[1]	$8,193 per cycle	$73,740
Decitabine (Dacogen, Otsuka America Pharmaceutical, Inc.)	HMA	$1,796 (50 mg, ea)	15 mg/m2 administered by IV over 3 hours repeated every 8 hours for 3 days q6w	Median DoR 288 days[4]	$16,168 per cycle	$97,013
Luspatercept (Reblozyl, BMS)	TGF-β modulator	$3,441 (25 mg, ea)	1 mg/kg luspatercept q3w until disease progression or toxicity	Median duration of transfusion independence 30.6 months	$13,764 per cycle	$137,647**
Lenalidomide (Revlimid, BMS)	IMiD	$16,023 (25 mg, 21 ea)	10 mg QD PO on Days 1-21 of repeated 28-day cycles.	Median duration of exposure 32 weeks[3]	N/A	$228,902*

**The actual treatment cost is likely lower since nearly half of patients require dose interruptions or reductions to recover from cytopenias*

***The actual treatment cost may be higher since physicians have the option to increase the dose if patients fail to respond*

[1] Lancet Oncol. 2009 Mar; 10(3): 223–232 [2] Redbook [3] Blood (2011) 118 (14): 3765–3776. [4] Dacogen PI [5] N Engl J Med. 2020. PMID: 31914241 Clinical Trial. [6] Reblozyl PI

Pricing Analogues (HMA) in the HMA-Failure Setting Fall Within The $8-9K Range Per Cycle

MDS

Setting	Generic Name (Brand, Company)	MoA	WAC Pkg Price	Dosing (from PI)	Duration/Cycles	Price per Cycle/Month	Total Annual Treatment Price
MDS: HMA-failure	Azacitidine (Vidaza, BMS)	HMA	$585 (100 mg, ea)	75 mg/m2 QD for 7 days via IV or SC injection q4w for a minimum of 4 to 6 cycles until disease progression or toxicity	Median of 6 cycles[1]	$8,190 per cycle	$24,570
MDS: HMA-failure	Decitabine (Dacogen, Otsuka America Pharmaceutical, Inc.)	HMA	$1,796 (50 mg, ea)	20 mg/m2 QD for 5 days	Median of 3 cycles[2]	$8,980 per cycle	$26,940

FDA Labels; [1] Curr Opin Hematol. 2014 Mar; 21(2): 123–130. [2] Leuk Lymphoma. 2008 Apr;49(4):690-5.

Clinical Benchmarks in 1L Higher-Risk MDS Are Low, Underscoring An Unmet Need For Effective Therapies; However, Benchmarks are Likely to Increase Considerably in Near Future

MDS

Drug (Trade Name, Company, MoA)	Approval Year	Setting	mOS	mPFS	ORR (CR)	Safety (occurring in >5% of pts.)	Regimen
Azacitidine (Vidaza, BMS)	2004	1L HR MDS	24.5 months[1,2]	14.1 months** [1,2]	29% (17% CR)[1,2]	Grade ≥3 AEs: neutropenia (91%) thrombocytopenia (85%), anemia (68%).	75 mg/m2 SC azacitidine QD for 7 days q4w (delayed as needed until blood-count recovery) for at least six cycles
Decitabine (Dacogen, Otsuka America Pharmaceutical, Inc.)	2006	MDS (all subtypes)	N/A	288 days[4] (median response duration)	17% (9% CR)[4]	Grade ≥3 AEs: neutropenia (87%), thrombocytopenia (85%), febrile neutropenia (23%)	3 day regimen: 15 mg/m2 decitabine administered by IV over 3 hours repeated every 8 hours for 3 days, repeat q6w
Venetoclax + azacitidine	Anticipated 2024[6]	1L HR MDS	74% 18 mo. OS	N/A	31% CR[11] (n=57)	Grade ≥3 AEs: neutropenia (61%), thrombocytopenia (39%), leukopenia (31%), and anemia (20%), febrile neutropenia (31%)	75 mg/m2 azac QD for days 1-7 of each 28 day cycle+ escalating doses of ven (100, 200 and 400 mg) daily for 14 of 28-day cycles.
Pevonidestat + azacitidine	N/A	1L HR MDS	23.9 months[5]	20.2 months (EFS) [5]	79% (52% CR)[5] (n=67)	Grade ≥3 AEs[5]: neutropenia (33%), febrile neutropenia (26%), decreased neutrophil count (21%), anemia (19%), thrombocytopenia (19%), and pneumonia (12%)	75 mg/m2 IV or subcutaneous aza on Days 1-5,8,9; pevonedistat 20 mg/m2 via 60-min. (±10) IV infusion on Days 1, 3, and 5 in 28-day cycles.
Magrolimab + azacitidine	Anticipated 2022[6]	1L HR MDS	N/A	mDOR NR at 6.4 months[8]	91% (42%)[8] (n=33)	Grade ≥3 AEs[7]: anemia (~40%), neutropenia (~10%), thrombocytopenia (~10%), fatigue (~5%), febrile neutropenia (25%), hypotension (~10%), WBC decreased (~5%), infections (~15%)	75 mg/m2 aza QD for 7 days + 1mg/kg priming dose of magro followed by a maintenance dose of 30mg/kg qw or q2w

*** Time to disease progression, relapse after CR or PR, or death*

[1] Lancet Oncol. 2009 Mar; 10(3): 223–232. [2] J Clin Oncol. 2006 Aug 20;24(24):3895-903. [3] Vidaza PI [4] Dacogen PI [5] Takeda Press Release [6] Evaluate Pharma [7] ASH 2019 Presentation [8] Gilead Press Release [9] MedCityNews [10] GlobeNewsWire [11] ASH 2019 Abstract [12] Onconova Corporate Presentation June 2020 [13] ASH 2019 Abstract

Eprenetapopt is Likely to Set the Benchmark in TP53 Mutant MDS, Which Is Characterized by Poor Prognosis and Survival Despite Initial Responses to HMA Treatment

MDS

Drug (Trade Name, Company, MoA)	Approval Year	Setting	mOS	mPFS	ORR	Safety (occurring in >5% of pts.)	Regimen
Azacitidine (Vidaza, BMS, HMA)	2004	MDS	212-246 days[3,4]	N/A	46%[3]	Grade ≥3 AEs[5]: neutropenia (91%) thrombocytopenia (85%), anemia (68%)	75 mg/m2 SC azacitidine QD for 7 days q4w (delayed as needed until blood-count recovery) for at least six cycles
Eprenetapopt/APR-246 + azacitidine (Aprea Therapeutics, TP53 Activator)	Anticipated 2022	TP53 Mutant MDS	N/A	N/A	88% (61% CR)[2] (n=34)	Grade ≥3 AEs: febrile neutropenia (33%), WBC decreased (29%), lung infection (25%), neutrophil count decreased (29%), platelets decreased (25%)	4,500 mg fixed dose APR-246 via IV daily (days 1-4) and AZA daily for 7 days (days 4-10 or 4-5 and 8-12) in 28-day cycles

[1] Evaluate Pharma [2] Aprea ASH Recap Presentation [3] Haematologica. 2014 Oct; 99(10): e179–e181. [4] Blood (2013) 122 (21): 2797. [5] Vidaza PI

CELLO HEALTH BioConsulting
Previously Defined Health

Competitive Landscape

AML – Pipeline Analysis

Worldwide AML Pipeline Analysis

AML


WW AML Pipeline
(n=639 agents)
M, 22
P3, 22
P2, 102
P1/2, 65
P1, 125
PC, 300


WW Clinical AML Pipeline by Modality
(n = 339 agents)
181
65
31
16
13
7
6
5
5
3
Small Molecule
Cell Therapy
mAb
bsAb
Cancer Vaccine
Recomb. Product
Fusion Protein
Peptide
Drug Conjugate
Oligonucleotide
Nano-/Lipo-
Radiopharma
Oncolytic Virus
Microbiome
Multispecific Ab


WW Clinical AML Pipeline by MoA
(n = 339 agents)
72
28
26
25
20
16
16
16
13
11
10
9
8
8
8
7
7
5
3
MoAs with ≥3 agents
Cell Signaling
CAR Cell Therapy
Epigenetic/Transcription
Metabolism
Cytotoxic
Bispecific
Oncogene/Tumor Suppr.
Apoptosis Stimulant
Cancer Vaccine
Other Cell Therapy
T-Cell Checkpoint
Protein Homeostasis
Non-Cell Signaling
NK Cell Therapy
Innate Immunity
TCR Cell Therapy
Cytokine
Other Non-IO
Cell Adhesion
Stem Cell Therapy
Chemokine
Anti-angiogenic/VDA

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

Clinical AML Pipeline Led by Targeted Therapies, Followed by IO-Based Modalities

AML



WW P2/3 AML Pipeline by Mechanism of Action
(n=189)
190
180
170
160
150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
1
2
3
Innate Immunity, 4
TCR Cell Therapy, 4
Other Non-IO, 4
NK Cell Therapy, 5
Apoptosis stimulant, 7
Protein homeostasis, 7
T-Cell Checkpoint, 8
Metabolism, 9
Cytotoxic, 10
Oncogene/tumor suppr., 11
Epigenetic/Transcription, 13
Cancer Vaccine, 13
CAR Cell Therapy, 13
Targeted cell signaling
43
Mechanism of Action
Homologous Recombination
CTL Cell Therapy
HSC Cell Therapy
Immuno-metabolism
Other checkpoint or costim
Hormone Targeting
Multispecific
Immunomodulator
Anti-angiogenic/VDA
MPC Cell Therapy
CAR-NK Cell Therapy
Radiopharma
T-Cell Costim
Stem Cell Therapy
Cell Adhesion
Chemokine
Cytokine
Targeted non-cell signaling
Bispecific
Other Cell Therapy
Innate Immunity
TCR Cell Therapy
Other Non-IO
NK Cell Therapy
Apoptosis stimulant
Protein homeostasis
T-Cell Checkpoint
Metabolism
Cytotoxic
Oncogene/tumor suppr.
Epigenetic/Transcription
Cancer Vaccine
CAR Cell Therapy
Targeted cell signaling

Oncogene/Tumor Suppressor: p53-mediated tumor cell apoptosis may be induced by drugs, such as a second-generation MDM2 inhibitor.

- **Idasanutlin ± Cytarabine (Roche, Phase 3)**
  - Idasanutlin has been evaluated in R/R AML pts as a monotherapy and in combination with cytarabine in a Phase Ib dose escalation study, with 1 CR and 1 PR (n=9) observed in the monotherapy arm; a CR rate of 25% (n=19) was observed in the combination arm with a median PFS of 10.5 months in pts with cCR. The Phase 3 trial evaluating idasanutlin in combination with cytarabine versus cytarabine alone in R/R AML pts has since been terminated for poor efficacy.

T-Cell Checkpoint: T cell checkpoint inhibitors.

- **Pembrolizumab + Azacitidine (Investigator Initiated, Phase 2)**
  - The safety and efficacy of pembro + aza is being evaluated in an ongoing study in R/R and newly diagnosed unfit AML pts. 4/29 evaluable R/R AML pts had CR or CRi (2 and 2, respectively); 8/17 evaluable newly diagnosed unfit patients had CR or CRi (6 and 2, respectively).
  - A Phase 2 in 1L H/R MDS also read out in ASH2020 with an ORR of 80% (in 17 pts), 3 pts with CR.

Cytokine: Bispecific molecules redirect T lymphocytes to kill CD123-expressing malignant cells.

- **Flotetuzumab (MacroGenics, Phase 1/2)**
  - A P1/2 study of flotetuzumab in R/R AML pts is underway with segmentation for primary induction failure and early relapsed. 14 out of 44 pts (14%) had CR/CRh/CRi, with 8 patients proceeding to HSCT (57%).

Cell Adhesion: E-selectin antagonists disrupt cell survival activation pathways and enhance chemotherapy response by disrupting the chemo-protected bone marrow microenvironment.

- **Uproleselan (GlycoMimetics, Phase 3)**
  - A P1/2 study of uproleselan added to MEC chemotherapy in R/R AML showed a CR rate of 41% and a median OS of 8.8 m (n=16) at RP2D; OS was reported to be 12.7 months in a group of high-risk pts, as stated in a 2019 ASH press release. A double-blind, placebo-controlled P3 trial will evaluate the efficacy of uproleselan with standard salvage chemotherapy in R/R AMP pts and is expected to enroll 380 pts.

Innate Immunity Antagonist: Monoclonal antibodies may target factors such as CD47, activating cell types that mediate innate immunity.

- **Magrolimab + Azacitidine (Forty Seven, Phase 1b)**
  - An open-label P1b/2 trial evaluating Hu5F9-G4 (magrolimab) + azacitidine. A Phase 1b trial of magrolimab+AZA was initiated in MDS/AML patients with results demonstrating high response rates. In the AML cohort, 52 pts were treated, and 34 pts were evaluable. ORR 65% (22/34), 44% CR (15/34), 12% CRi (4/34).

Idasanutlin ± Cytarabine, Flotetuzumab, Uproleselan (P1/2), Uproleselan (P1/2); Uproleselan (P3), Magrolimab + Aza, Pembro + Aza in AML, Pembro + Aza in MDS

Worldwide AML Cell Therapy Analysis by Cell Types and Targets

AML

WW Clinical AML Cell Therapy Pipeline
(n = 65 agents)


28
11
8
7
3
2
2
2
1
1
CAR Cell Therapy
Other Cell Therapy
NK Cell Therapy
TCR Cell Therapy
Stem Cell Therapy
CAR-NK Cell Therapy
MPC Cell Therapy
HSC Cell Therapy
HSC - NK Cell Therapy

Cell Types	Non-Targets	CD123	CD19	CD33	3+ Targets	NKG2D	HA-1	WT1	CD7	CD38	CLL1 / CD33	PRAME	CD33 / CLL1	CCL1	CD44
CAR Cell Tx	P1	P2	P3	P2	P2	P1			P2	P1	P1		P1	P1	P2
Other Cell Tx	P2/3				P1		P1								
NK Cell Tx	P2					P1				P1					
TCR Cell Tx	P1/2						P1	P2				P1/2			
Stem Cell Tx	P3														
CAR-NK Cell Tx				P2											
MPC Cell Tx	P3														
HSC Cell Tx	P2														
HSC - NK Cell Tx	P1														
CTL Cell Tx					P2										

Phase represents highest phase program within each cell.

Legend: Number of Trials
1 — 11

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

AML

WW Clinical Stage AML Pipeline (Phase 1/2 to Marketed)

Phase 1/2 (n=65)

- Allo CD33 CAR-NK
- ASP 7517
- Auto CD123 CAR-T
- CMD 602
- GTA 002
- K NK 003
- MDG 1011
- NEXI 001
- RTX 240
- Auto CD19 CAR-T
- Auto CD33 CAR-T
- Double Neg. T-cells
- AZD 2811
- BXCL 702
- CG 806
- E 6201
- FF 10101-01
- FLYSYN
- HM 43239
- MEN 1703
- NMS 03592088
- ONO 7475
- OTS 167
- Binimetinib
- OXi 4503
- Dubermatinib
- Mivavotinib
- Pexidartinib
- Ulixertinib
- MaaT 013
- Plerixafor
- Talazoparib
- APG 115
- GO 203 2c
- KRT 232
- Nilotinib
- Rebastinib
- Triciribine
- APG 2575
- CIGB 300
- ONC 201
- S 64315
- S 65487
- Birinapant
- CCS 1477
- KO 539
- SNDX 5613
- Pemrametostat
- FF 10501
- Brequinar
- Olutasidenib
- Atezolizumab
- Ivuxolimab
- Bortezomib
- Minnelide
- Lemzoparlimab
- Letaplimab
- SAR 440234
- Flotetuzumab
- Annamycin
- CNDO 109
- IMGN 632
- OXS 3550
- Ulocuplumab

Phase 2 (n=102)

- Aspacytarabine
- Bisantrene
- F-14512
- rhH1.3
- Temozolomide
- Asparaginase
- IGF-1-methotrexate
- Pegargiminase
- Pegaspargase
- PEG-BCT-100
- Inbakicept
- Nerofe
- Tagraxofusp
- CC-90009
- Ixazomib
- Omacetaxine Mep.
- Eprenetapopt
- Imatinib
- Tirbanibulin
- Edicotinib
- Magrolimab
- Pidilizumab
- VAL-1000
- 225Ac-lintuzumab
- apomorphine
- Daratumumab
- dociparstat
- Eltrombopag
- isatuximab
- Lenalidomide
- Motixafortide
- Muc1 mAb
- Tetrandrine
- Alisertib
- Alvocidib
- Antroquinonol
- Bemcentinib
- Cobimetinib
- Entospletinib
- Erlotinib
- Ibrutinib
- Ifabotuzumab
- Lestaurtinib
- Onvansertib
- Pacritinib
- Palbociclib
- Pazopanib
- Prexigebersen
- Rigosertib
- RP-323
- Ruxolitinib
- Sephb4-HAS
- SKLB-1028
- Sorafenib
- Tamibarotene
- Temsirolimus
- Trametinib
- Avelumab
- Cusatuzumab
- Durvalumab
- Ipilimumab
- Lirilumab
- Nivolumab
- Pembrolizumab
- Relatlimab
- Sabatolimab
- Allo CD3- NK
- Allo CD33 CAR-NK
- Allo CD7 CAR-T
- Auto CD123 CAR-T
- Auto CD19 CAR-T Sil. IL-6
- Auto CD7 CAR-T
- Auto Multiple CAR-T
- CAR-CD44v6
- CD33CART
- CSTD 002 NK
- Dilanubicel
- JTCR-016
- MB-102
- MG 4101
- romyelocel L
- TAK-007
- Zelenoleucel
- Auto DC
- Auto DC WT1
- Auto DC WT1/PRAME
- Auto Whole Cell
- BSK-01
- DCP 001
- FDC-101
- ombipepimut-S
- VAC 1
- Bomedemstat
- Iadademstat
- Panobinostat
- pinometostat
- PRI-724
- Vorinostat
- AS-1411

Ph 2/3 & Ph 3 (n=24)

- CD19 CAR T
- Omidubicel
- Rexlemestrocel-L
- Rivogenlecleucel
- ATIR 1/201
- Crenolanib
- Gedatolisib
- Selinexor
- Tipifarnib
- Volasertib
- DFP 10917
- Sapacitabine
- Treosulfan
- Vosaroxin
- Pracinostat
- Tucidinostat
- ASTX727
- Ganetespib
- Pevonedistat
- Idasanutlin
- Galinpepimut-S
- Devimistat
- 131-I apamistamab
- Uproleselan

Reg/M (n=23)

- Anthracenedione
- Anthracycline
- Arsenic
- Doxorubicin
- Etoposide
- Fludarabine
- Daurismo
- Iclusig
- Rydapt
- Vanflyta
- Vesanoid
- Xospata
- Celpene
- Cladribine
- Idhifa
- Tibsovo
- Azacitadine
- Decitabine
- Sargramostim
- Venetoclax
- Mylotarg

Kinase Inhibitors/Cell Sig.	Apoptosis Stimulants
Cell Therapies	Checkpoints / Costims
Epigenetic/Transcriptions	Cancer Vaccines
Metabolism	Protein Homeostasis
Other Non IO	Innate Immunity
Cytotoxic	Cytokine
Oncogene / Tumor Suppr.	Other IO
Bispecifics	Drug Conjugates

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

BioConsulting
Previously Defined Health

WW Clinical Stage AML Pipeline (Phase 1)

AML

Kinase Inhibitors/Cell Sig.	Apoptosis Stimulants
Cell Therapies	Checkpoints / Costims
Epigenetic/Transcriptions	Cancer Vaccines
Metabolism	Protein Homeostasis
Other Non IO	Innate Immunity
Cytotoxic	Cytokine
Oncogene / Tumor Suppr.	Other IO
Bispecifics	Drug Conjugates

Phase 1 (n=125)			
BG T19	APTO-253	ABBV-184	ABBV-744
BG-NE1	AZD-4573	AMG 427	BPI-23314
CD123CAR-41BB-CD3zeta-EGFRt	BTX-A51	AMG-330	CC-95775
CYAD-02	CA 4948	AMG-673	H3B-8800
CYNK-001	CWP-291	AMV-564	mivebresib
E-CEL UVEC	FN-1501	APVO-436	NTX-301
FT 516	HAO-472	GEM-333	OPB 111077
FT 538	HMPL 523	JNJ-63709178	PLX 2853
HSC-100	LY 3214996	JNJ-67571244	PLX 51107
IM-23	MAX-40279	MCLA-117	TAS-1440
INB-100	MEN 1112	RG 6007	valemetostat
JEZ-567	nintedanib	Vibecotamab	BCL-201
LB-1910	NMI 900	BAY 1436032	CFI 400945
MANA 312	pemigatinib	BAY-2402234	LP-108
MDG-1021	QHRD-107	Elesclomol sodium	PRT-1419
NKX-101	SEL-120	Enfludenib	tolinapant
PRGN-3006	SKI-G-801	HMPL-306	ZN-d5
RC-1012	Batiraxcept	JNJ 74856665	Murizatoclax
RNA CART123	CYC-140	LY-3410738	Tapotoclax
TCB-002	Dinaciclib	pegzilarginase	CC 90002
TEG 001	Donafenib Tosylate	PTC-299	IO 202
TRGFT-201	fadraciclib	RP 7214	Poly ICLC - Oncovir
UCART-123	Voruciclib	TQB 3455	TTI-621
UniCAR02 T CD123	ALRN-6924	OXPHOS inhibitor	Bermekimab
Double negative T-cells	JSP-191	Hu-8F4	KHK 2823
CD123 CAR-T	PIM 447	Nedisertib	Teleukin
CD38 CAR-T	RG 7775	SEA-CD70	Camidanlumab tesirine
Allo HA-1 TCR-T	Milademetan	Fosmanogepix	CLT 030
CLL1-CD33 cCART	CB 5339	Retifanlimab	TAS 1553
Multi-Targeted CTLs	LAM-003	Spartalizumab	TH-1579
ICT-01	VSV-hIFNbeta-NIS	F-16-IL-2 fusion	

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

AML – Clinical Trial Landscape

Monotherapy Treatment-Naïve Unfit AML Trials Led by Novel Cytotoxic or Kinase Inhibitors Like PIM, MEK, and TrkA

1L Unfit Mono

Phase & MoA of Assets in 1L Unfit AML Trials (n=56 trials)*



Number of Trials
60
50
40
30
20
10
0
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Phase of Trials
Mono vs Combo
MoA of Monotherapy Agents
Number of Monotherapy Trials
20
0
Cytotoxic, 4
Kinase Inhibitor, 4
agonist, 1

HMA:
ASTX727 (Astex, Phase 3)
- In February 2018, Astex initated a Phase III trial in patients unfit for standard induction therapy to compare ASTX727 to IV decitabine. Results reported in the MDS and CMML cohorts, not AML.

Chemokine:
Tipifarnib (Kura Oncology, Phase 2)
- In October 2016, Kura initiated a Phase II study in unfit 1L AML, along with cohorts in CMML and MDS/MPN to determine the effect of the CXCL12-targeted inhibitor. Data has been reported for the CMML and MDS/MPN cohorts.
- Tipfarnib was originally rejected by the FDA for unfit AML in 2005 when J&J was developing the program.

Cytotoxic:
Vyxeos (Jazz/Fred Hutch, Phase 2)
- In March 2020, Jazz initiated a Phase II study to determine the 3-yr OS of patients who are unfit for standard first line treatment.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
Trials with both mono & combo arms were captured as combo.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Broad Diversity of Combinations in Frontline Unfit AML; Led by Targeted Therapies in Combo with SoC (Aza, Ven, Chemos)

1L Unfit Combo

Phase & MoA of Assets in 1L Unfit AML Trials (n=56 trials)*



Number of Trials
60
50
40
30
20
10
0
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Phase of Trials
Mono vs Combo
>3 Agents, 2
Protein homeostasis modulator, 2
Cytotoxic, 2
CD47 mAb, 2
CD70 mAb, 2
HMA + Apoptosis stimulant, 3
Checkpoint, 4
Metabolism, 4
Kinase Inhibitor, 5
40
0
Number of Combo Trials
MoA of Combo Agents^

Protein homeostasis:

Pevonedistat + Azacitidine (Takeda, Phase 3)

- In November 2017, Takeda initiated the phase III PANTHER trial in patients with higher-risk MDS, CML or low-blast AML. In August 2019, phase III PEVOLAM was initiated for newly diagnosed unfit patients.
- Primary Results from the Phase 2 Pevonedistat-2001 Trial of Pevonedistat + Azacitidine showed in LB-AML mOS of 23.6 months in the pevonedistat combination arm vs. 16 months with azacitidine alone.
- In Sep 2021, Takeda released a statement saying pev did not meet its primary endpoint of EFS.

CD47-Targeting Agent

Magrolimab + Azacitidine (Forty Seven, Phase 1b)

- A Phase 1b trial of magrolimab + AZA was initiated in MDS/AML patients with preliminary results demonstrating high response rates.
- Forty-Seven/Gilead and Genentech initiated a Phase I/2 study to evaluate magrolimab + Aza + venetoclax, on July 2020.

CD70-Targeating Agent

Cusatuzumab + Azacitidine (Argenyx/JNJ, Phase 2, CULMINATE)

- An open-label P2 trial evaluating cusatuzumab + azacytidine in newly diagnosed AML who are not candidates for intensive chemotherapy was initiated in July 2019. Results demonstrated 27% (n=14/52) patients experienced a CR, cCR of 40% (n=21/52), and 30-day mortality of ITT population was 9.6% (5/52).
- In December 2019, J&J/Argenyx initiated a Phase Ib study to evaluate cusatuzumab ± azacitidine ± venetoclax (ELEVATE).

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo. Agents added to SoC (chemos, HMAs, Ven) were not denoted.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Small Clinical Universe in TP53 Mutant AML; Aprea Reporting Data in Combination with Aza and Announces Several Additional Trials

TP53 Mut.



Phase & MoA of Assets in TP53+ Mut AML Trials
(n=7 trials)*
Number of Trials
8
6
4
2
0
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Apoptosis stimulant, 1
CD47 mAb, 1
Protein homeostasis, 1
Oncogene/ tumor supp., 3
HMA, 1
Phase of Trials
Mono vs Combo
MoA of Agents^

Oncogene/Tumor Suppressor (p53):
APR-246 (Aprea Therapeutics, Phase 2)

- A Phase II study of APR-246 in combination with Aza in TP53-mutated patients reported an ORR of 33% (out of 18 pts), with 17% CR (27% and 0% CR in AML with less than and more than 30% marrow blasts, respectively). With a median follow-up of 9.7months, median OS was 13.9mon in AML and 3.0mon in AML with more than 30% marrow blasts.
- Another Phase II study to determine the effects of APR-246 in combination with Aza in TP53-mutated AML following allogenic stem cell transplant was initiated in Sep 2019. Trial results have not been reported.
- A third Phase I trial has been initiated in Dec 2019 with APR-246 in combination with Aza and Venetoclax. No trial results posted yet but an interim report claimed no DLTs so far.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo. Agents added to SoC (chemos, HMAs, Ven) were not denoted.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Targeted Therapies and Even Complex Modalities like Cell Therapies are Being Explored as Monotherapies in Primary Refractory Groups

Unfit Prim. Ref. Mono

Phase & MoA of Assets in Unfit Primary Refractory AML Trials (n=37 trials)*



Number of Trials
40
30
20
10
0
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Phase of Trials
Mono vs Combo
MoA of Monotherapy Agents
Number of Monotherapy Trials
20
0
Kinase Inhibitor, 4
Cell therapy, 3
Metabolism, 2
Bispecific Redirector, 2
Drug conjugate, 2

Kinase Inhibitor :
Xospata (Astellas, Phase 3)
- Already approved in R/R AML, Astellas reported in March 2021 results of their COMMODORE Trial which specifically includes primary refractory AML. Astellas is planning to submit this trial data to the NMPA for full approval in China.

Cell Therapy:
FT538 (Fate Therapeutics, Phase 1)
- Fate has initiated a Phase 1 trial in advanced malignancies including MM and AML patients who are primary refractory or relapsed after one or more re-induction attempts.
- FT538 is an iPSC-derived NK cell therapy engineered to express a high-affinity non-cleavable CD16 receptor, an IL-15 receptor-fusion protein on the membrane, and a CD38 knock-out.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
Trials with both mono & combo arms were captured as combo.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Similarly, Kinase Inhibitors Are Being Used in Combination with Aza for Primary Refractory Unfit Patients

Unfit Prim. Ref. Combo

Phase & MoA of Assets in Unfit Primary Refractory AML Trials (n=37 trials)*



40
30
20
10
0
Number of Trials
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Phase of Trials
Mono vs Combo
Apoptosis
Epigenetic
Checkpoint, 2
Metabolism, 2
Kinase Inhibitor, 4
MoA of Combo Agents^
20
0
Number of Combo Trials

Kinase Inhibitor:

Alvocidib (Sumitomo Dainippon, Phase 2)

- Alvocidib is a small molecule cyclin-dependent kinase 9 (CDK9) inhibitor.
- In January 2020, Sumitomo Dainippon initiated the phase 2 trial to evaluate the safety and efficacy of alvocidib in patients with AML who have either relapsed from or refractory to venetoclax in combination with azacitidine or decitabine.

Kinase Inhibitor:

CX-01 (Cantex Pharmaceuticals, Phase 1)

- CX-01 (Dociparstat sodium) is a glycosaminoglycan compound derived from porcine heparin that retains the anti-inflammatory activity of heparin.
- Patients with HMA-refractory (received 4 or more cycles of HMA without response or disease progression on HMA therapy) AML or MDS (INT-1 or greater) were treated with CX-01 + Azacitidine.
- Results of the study were presented in ASH 2019, ORR was 27%, mOS was 221 days (95% CI 179 days-not reached). [ASH2019]

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo. Agents added to SoC (chemos, HMAs, Ven) were not denoted.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Due to the Overwhelming Unmet Need, There is Plenty of Clinical Activity in R/R AML, Both in the Form of Small Molecules and Novel Biologics

R/R Mono

Phase & MoA of Assets in R/R AML Trials (n=131 trials)*



Number of Trials
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Phase of Trials
Mono vs Combo
MoA of Monotherapy Agents
Kinase Inhibitor, 17
Cell therapy, 14
Bispecific Redirector, 12
Number of Monotherapy Trials
90
80
70
60
50
40
30
20
10
0

Cytotoxic:

DFP-10917 (Delta-Fly, Phase 3)

- DFP-10917 (radgocitabine) inhibits DNA polymerase and results in S-phase arrest, while prolonged exposure induces DNA fragmentation, G2/M arrest, and apoptosis.
- A Phase 3 study in heavily pre-treated AML is ongoing. A prior Phase 1/2 was presented during ASH 2016 (#616), which achieved a 48% ORR (6 CRs, including 2 who transitioned to HSCT, 7 CRi with 3 transitioning to HSCT, and 1 CRp).

Bispecific Redirector:

AMG-330 (Amgen, Phase 1)

- AMG-330 (eluvixtamab) is a anti-CD33xCD3 bispecific by Amgen. Data presented during EHA2020 (#EP582) reported that 8 out of 60 pts responded (3 CR, 4 CRi, and 1 is morphologic leukemic-free). Gr≥3 CRS in 9 pts (15%).

Cell Therapy:

FT516 (Fate, Phase 1)

- Data was reported via press release on May 2021 for the use of iPSC-Derived NK Cells in R/R AML. 6/9 pts treated showed anti-leukemic activity and 4 patients achieved an objective response with complete clearance of leukemic blasts in marrow. 3 out of the 4 responders achieved CRi. No DLTs, CRS, neurotox, GvHD.

FT538 (Fate, Phase 1)

- FT538 is an iPSC-Derived NK cell with CD38 KO. 3 pts were treated and of the 2 evaluable pts, both showed anti-leukemic activity, and one achieved CRi.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
Trials with both mono & combo arms were captured as combo.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Numerous Agents are Being Combined Largely with Current SoC Agents Like HMAs, Chemos, and Venetoclax

R/R Combo

Phase & MoA of Assets in R/R AML Trials (n=131 trials)*



Number of Trials
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
Ph 3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Phase of Trials
Mono vs Combo
50
0
Number of Combo Trials
Radiopharma
Epigenetic/Tr
anscription, 2
homeostasis,
Apoptosis
stimulant, 2
Checkpoint, 2
Metabolism,
4
Oncogene/tu
mor supp., 4
Kinase
Inhibitor, 12
MoA of Combo Agents^

Metabolism Combination:

Devimistat + HDAC + Mitoxantrone (Rafael, Phase 3)

- Devimistat is currently in a Phase 3 trial in elderly R/R AML patients. Prior results from the same combination demonstrated a 52% composite CR (CR+CRi) and 12.4 mon OS.
- Other data from Devimistat have been demonstrated in pancreatic and t-cell lymphomas.

Checkpoint Combination:

Pembrolizumab + HDAC (Merck, Phase 2)

- Final results of Phase 2 combination study were reported during ASH2019. Out of 37 pts treated, 16 had refractory disease and 16 had relapsed AML with CD1 duration <1yr. ORR was 46% with composite CR of 38%. 9 pts received allo HSCT. Median OS 8.9 mon, EFS, 6.9 mon, and DFS 5.7 mon. No instances of Gr>3 GvHD.

Oncogene/Tumor Suppressor Combination:

ALRN-6924 + Cytarabine (Merck, Phase 2)

- Interim results from the combination of cytarabine with the MDMX/MDM2-p53 inhibitor ALFN-6924 was presented early 2018. At release, 33 AML/MDS patients have been recruited across two dosing regimens. So far, there has been two marrow complete responses.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo. Agents added to SoC (chemos, HMAs, Ven) were not denoted.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Some Complex Modalities like Peptide Vaccines and Cell Therapies are Being Evaluated in Maintenance; Current Available Data is in HMAs

Maintenance

Phase & MoA of Assets in Maintenance Trials (n=26 trials)*



Number of Trials
28
26
24
22
20
18
16
14
12
10
8
6
4
2
0
Ph 3
Ph 2/3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
Kinase Inhibitor, 3
Cancer vaccine, 4
Cell therapy, 6
Number of Trials
Phase of Trials
Mono vs Combo
MoA of Agents^

HMA:

CC-486 + BSC (BMS/Celgene, Phase 3)

- In the Phase 3 QUAZAR AML-001 trial, oral Aza plus BSC was administered as a maintenance therapy for patients in CR. Data presented during ASH2020 (#1036) reported improved OS and RFS compared to placebo, regardless of prior consolidation cycles (n=472).
- Additionally, comparing MRD+ and MRD- patients, oral Aza resulted in improved OS in MRD+ pts median 14.6 vs 10.4mon and MRD- pts median 30.1 vs 24.3mon (ASH2020 #692).

HMA + Apoptosis Stimulant:

Aza + Venetoclax (AbbVie, Phase 3)

- A Phase 3 trial (VIALE-M) of Aza + Ven is ongoing in patients in first remission after chemo to evaluate improvement in RFS. The trial initiated in March 2020 and is enrolling 360 pts.

Kinase Inhibitor:

Crenolanib (Arog, Phase 2)

- Data presented during ASH2020 (#1980) was in 20 FLT3+ pts who received allo HSCT. 85% of patients remain alive and in remission. 3 pts with MRD are all alive and in remission. 2 pts relapsed and a third relapsed after stopping treatment due to prolonged drug hold for liver GvHD.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo. Agents added to SoC (chemos, HMAs, Ven) were not denoted.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

CELLO HEALTH BioConsulting
Previously Defined Health

MDS – Pipeline Analysis

Worldwide MDS Pipeline Analysis

MDS

WW MDS Pipeline
(n=249 agents)



PC, 56
M, 12
P3, 14
P2/3, 5
P2, 54
P1/2, 37
P1, 71

WW Clinical MDS Pipeline by Modality
(n = 193 agents)



106
29
22
7
6
5
5
3
3
2
Small molecule
Cell therapy
mAb
Fusion protein
Bispecific Antibody
Cancer Vaccine
Oligonucleotide
Other
Peptide
Recomb. Product
Radiopharma
Drug conjugate
Microbiome
Multispecific Ab

WW Clinical MDS Pipeline by MoA
(n = 193 agents)



2
36
22
12
12
11
10
9
9
8
7
7
6
6
5
5
5
4
4
Cell Signaling
Epigenetic/Transcription
Cytotoxic
Apoptosis stimulant
Metabolism
Oncogene/tumor Suppr.
Innate Immunity
Other Cell Therapy
Protein Homeostasis
Cytokine
T-Cell Checkpoint
Bispecific (IO Redirecting)
TCR Cell Therapy
CAR Cell Therapy
Stem Cell Therapy
Cancer Vaccine
NK Cell Therapy
Other Non-IO
Chemokine
Anti-angiogenic/VDA
T-Cell Costim
Radiopharma
Non-Cell Signaling

MoAs with ≥2 agents

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

Clinical-Stage MDS Pipeline Dominated by Pathway Inhibitors and Transcriptional Regulators

MDS

Global Phase 1 – Pre-Registration MDS Assets by MoA (n=181)



Number of Assets
190
180
170
160
150
140
130
120
110
100
90
80
70
60
50
40
30
20
10
0
2
Chemokine, 3
NK Cell Therapy, 4
Other Non-IO, 4
CAR Cell Therapy, 5
Cancer Vaccine, 5
Stem Cell Therapy, 5
Cytokine, 6
TCR Cell Therapy, 6
Bispecific (IO Redirecting), 6
T-Cell Checkpoint, 7
Oncogene/tumor Suppr., 8
Protein homeostasis, 8
Cytotoxic, 8
Innate Immunity, 9
Other Cell Therapy, 9
Metabolism, 11
Apoptosis stimulant, 12
Epigenetic/Transcription, 18
Targeted cell signaling, 36
Trispecific (Redirecting)
Homologous Recombination
Immuno-metabolism
Anti-angiogenic/VDA
T-Cell Costim
Radiopharma
Targeted non-cell signaling
Chemokine
NK Cell Therapy
Other Non-IO
CAR Cell Therapy
Cancer Vaccine
Stem Cell Therapy
Cytokine
TCR Cell Therapy
Bispecific (IO Redirecting)
T-Cell Checkpoint
Oncogene/tumor Suppr.
Protein homeostasis
Cytotoxic
Innate Immunity
Other Cell Therapy
Metabolism
Apoptosis stimulant
Epigenetic/Transcription
Targeted cell signaling

Apoptosis Stimulant

- **Venetoclax in MDS (AbbVie/Genentech, Phase 2, BCL-2 inhibitor)**
  - In 2017, AbbVie and Genentech initiated a P1b study (NCT02966782) evaluating the safety and efficacy of venetoclax monotherapy and venetoclax+azacitidine (aza) in relapsed/refractory MDS pts. In the combo group, 37 pts were evaluable. CR + marrow CR (mCR) was 40%, observed in 15 pts (CR 3, mCR12). Heme improvement achieved by 25% (9/36) and mCR+HI was achieved by 42% (5/12). mPFS was 9.1mon and 12mon OS estimate was 65%.
  - In 2017 a Ph 1b dose-finding study (NCT02942290) of venetoclax + aza in treatment-naïve MDS pts was initiated. ORR was 77%, including CR and mCR achieved by 42% and 35%.

Innate Immunity

- **Magrolimab in MDS (Forty Seven, Phase 1, Anti-CD47 antibody)**
  - A P1b trial evaluating magrolimab + aza in 1L intermediate to high-risk MDS and AML pts is ongoing. Results presented at ASCO2020 showed a 91% (30/33) ORR and 42% CR, 24% mCR). Responses deepened with 56% CR in pts with >6 mon follow-up. Median DoR and median OS not reached.

Oncogene/Tumor Suppressor Gene

- **APR-246 (Aprea Therapeutics, Phase 3, Mutant p53 activator)**
  - In two P1b/II trials (n1=33 and n2=24) evaluating APR-246 in combination with azacitidine (AZA) in patients with TP53 mutant MDS and AML, ORRs of 88% and 71% were observed with 61% and 54% CRs, respectively. The mOS for all enrolled patients in the first trial was 10.8 months while the mOS in the second trial had not been reached at a median follow-up of 6.4 months. In Jan 2020, the combination was granted breakthrough status.

Cytokine Targeting

- **Luspatercept (Acceleron Pharma/Celgene, Marketed-Phase 3 Expansion, TGF-β inhibitor)**
  - Aside from being approved in post-ESA for low-risk MDS,, Luspatercept is also being evaluated vs erythropoietin-stimulating agents as 1L treatment for pts with lower-risk MDS In the Ph 3 COMMANDS trial (NCT03682536).
  - In the Ph 3 MEDALIST trial (NCT02631070) in transfusion-dependent pts with very low to intermediate-risk MDS with RS (n=153) , 37.9% (58/153) of pts treated with luspatercept demonstrated RBC transfusion independence ≥ 8 weeks compared with 13.2% (1/76) for placebo.

Adis Insight, Clarivate Analytics Cortellis, ClinicalTrials.gov, CHBC Analysis, Luspatercept P3 MEDALIST, Magrolimab P1b (ASCO2020), Venetoclax P1b R/R Combo (ASH 2020), Venetoclax P1b Combo (ASH 2020), Aprea Press Release

CELLO HEALTH BioConsulting
Previously Defined Health

WW Clinical Stage MDS Pipeline (Phase 1/2 to Marketed)

Phase 1/2 (n=37)

- TPA
- OTS 167
- Vactosertib
- E 6201
- OXi 4503
- Erlotinib
- Ulixertinib
- LB 100
- Alvocidib
- ONO 7475
- JTCR 016
- NEXI 001
- MB 102
- ASP 7517
- AB 205
- CMD 602
- Tomaralimab
- Letaplimab
- ALX 148
- Lemzoparlimab
- WT 4869
- MaaT 013
- SX 682
- Motixafortide
- OXS 3550
- Pemrametostat
- Pelabresib
- GSK 2879552
- Ivaltinostat
- Olutasidenib
- IGF-methotrexate conj.
- ONC 201
- CIGB 300
- SAR 440234
- Flotetuzumab
- Eltanexor
- Tagraxofusp
- GTB-3550

Phase 2 (n=54)

- Arsenic
- Diacetyl Hexa-methalyne
- Aspacytarabine
- Bortezomib
- Omacetaxine
- Ixazomib
- Auto DC WT1
- ombipepimut-S
- GVAX
- FF 10501
- Devimistat
- CFI-400945
- Birinapant
- 131Iapamistamab
- MGTA-145
- Daratumumab
- Antithymocyte
- Paricalcitol
- BI-836858
- BLI-1301
- Tipifarnib
- Talacotuzumab
- Lirilumab
- Telaglenastat
- LB-100
- Sorafenib
- Ruxolitinib
- bemcentinib
- AZD-2811
- CCS-1477
- Pacritinib
- Dociparstat sodium
- sEphB4-HAS
- Ifabotuzumab
- Volasertib
- INCB-52793
- KER-050
- ipilimumab
- pembrolizumab
- nivolumab
- Cusatuzumab
- atezolizumab
- Durvalumab
- MDG 1011
- Allo CD3- NK
- UM 171 + HSCs
- ATIR 1/201
- K-NK002
- Pracinostat
- Vorinostat
- Prexigebersen
- Mocetinostat
- Bomedemstat
- Panobinostat

Ph 2/3 – Ph 3 (n=19)

- Imetelstat
- Venetoclax
- Rigosertib
- Pevonedistat
- Ganetespib
- Ivosidenib
- Idhifa
- Omidubicel
- Rivogenlecleucel
- Sabatolimab
- Treosulfan
- Vosaroxin
- Sapacitabine
- Guadecitabine
- Magrolimab
- Tamibarotene
- Selinexor
- Quizartinib
- Eprenetapopt

Reg/M (n=12)

- Cytarabine ocfosfate
- Deferasirox
- Fludarabine
- Azacitidine
- Decitabine
- Inqovi
- Luspatercept
- Imatinib
- Lenalidomide

Kinase Inhibitors/Cell Sig.	Apoptosis Stimulants
Cell Therapies	Checkpoints / Costims
Epigenetic/Transcriptions	Cancer Vaccines
Metabolism	Protein Homeostasis
Other Non IO	Innate Immunity
Cytotoxic	Cytokine
Oncogene / Tumor Suppr.	Other IO
Bispecifics	Drug Conjugates

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

WW Clinical Stage MDS Pipeline (Phase 1)

MDS

Kinase Inhibitors/Cell Sig.	Apoptosis Stimulants
Cell Therapies	Checkpoints / Costims
Epigenetic/Transcriptions	Cancer Vaccines
Metabolism	Protein Homeostasis
Other Non IO	Innate Immunity
Cytotoxic	Cytokine
Oncogene / Tumor Suppr.	Other IO
Bispecifics	Drug Conjugates

Phase 1 (n=71)		
TRGFT-201	CC-95775	JNJ-67571244
NKX-101	PLX-2853	APVO 436
MDG-1021	PLX 51107	AMG-330
CLL1-CD33 cCART	H3B-8800	AMV 564
PRGN-3006	PRT-543	CC 90002
CYAD-01	NTX-301	TTI-621
MANA 312	Onametostat	Poly ICLC
CYAD-02	JSP-191	CC 90009
MT- 401	PIM 447	CB 5339
E-CEL UVEC	Milademetan	Spartalizumab
PACTN	APG 115	SEA-CD70
HSC-100	ALRN-6924	TH-1579
TEG-001	Cenersen	TAS 1553
INB-100	Pegzilarginase	CD40L GVAX
BPX-701	HMPL-306	Talazoparib
K NK 003	SLN-124	225Ac-lintuzumab
Fadraciclib	JNJ 74856665	
Selumetinib	LY-3410738	
PRI-724	S 055746	
AZD-4573	Asunercept	
CYC-140	S 64315	
BTX-A51	LP-108	
Ibrutinib	PRT-1419	
CA 4948	YL 13027	
SEL-120	Nerofe	
CWP-291	Bermekimab	
APTO-253	KHK 2823	
CYC 140		

Sources: Adis R&D Insight, Clarivate Analytics Cortellis, CHBC Insight

MDS – Clinical Trial Landscape

HMA Combinations with Small Molecules and Even Biologics Constitute the Majority of H/R MDS Trials

Higher Risk

Phase & MoA of Assets in Higher-Risk MDS Trials (n=30 trials)*



Number of Trials
Ph 3
Ph 2/3
Ph 2
Ph 1/2
Ph 1
Combo
Mono
HMA, 2
HDACi +
HMA, 2
PD-L1 mAb
Stimulator +
NEDD8
HMA, 2
Inhibitor +
HMA, 2
CD47 mAb +
HMA, 4
DNMT1
Chemos, 1
Phase of Trials
Mono vs Combo
MoA of Agents^

TIM3 Inhibitor:
MBG453 + HMA (Novartis, Phase 3)
- Novartis has initiated several Phase 3 studies evaluating the combination of MGB453 (sabatolimab: TIM3 mAb) and HMA in H/R MDS.
- Earlier studies presented during ASH2020 (#657) reported 61% ORR (33.3% CR) in H/R MDS patients when combined with Decitabine, and 64.7% ORR (11.8% CR) with Aza.

NEDD8 Inhibitor:
Pevonedistat + HMA (Takeda, Phase 3)
- Takeda/Millenium initiated a Phase 3 trial to determine whether pevonedistat combined with Aza can improve EFS when compared to Aza monotherapy. Trial initated in 2017 with no data available yet.
- Prior, an abstract was presented at ASH2020 (#653) for the same combination as a Phase 2 study (NCT02610777) in H/R MDS. Out of n = 67 pts, EFS was longer with P+A vs A (median 20.2 vs 14.8 mos) and median OS was 23.9 vs 19.1 mos.
- In Sep 2021, Takeda released a statement saying pev did not meet its primary endpoint of EFS.

CD47 Inhibitor:
Magrolimab + HMA (Gilead, Phase 3)
- Gilead initiated a Phase 3 trial to determine whether magrolimab (CD47 mAb) + Aza can increase CR rates and prolong OS compared to a placebo combination with Aza in untreated high-risk MDS patients.
- Previously, their Phase 1b/2 study testing the same combination reported an ORR of 92% and 50% CR, while 33% achieved a marrow CR, and 8% achieved hematologic improvement (n = 24 pts).

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Lower Risk

There is Limited Clinical Development in L/R MDS



Phase & MoA of Assets in Lower-Risk MDS Trials
(n=6 trials)*
Number of Trials
8
6
4
2
0
Ph 3
Ph 1/2
Ph 1
Mono
PRMT5 Inhibitor, 1
HIF Inhibitor, 1
HMA, 2
TGF-B, 2
Phase of Trials
Mono vs Combo
MoA of Agents^

HIF Inhibitor:

FG-4592 (Roxadustat) (FibroGen, Phase 3)

- Interim results from a Phase 3 trial in L/R MDS was reported during ASH2020 (#1277). N = 24 transfusion-dependent L/R MDS patients were enrolled. Four patients (16.7%) remained TI for > 20 weeks (1 at 1.5 mg/kg dose level and 3 at 2.5 mg/kg dose-level) at 52 weeks. In patients with TI duration ≥ 140 days (n = 4), the mean (SD) TI duration was 324.5 (121.22) days.

HMA:

CC-486 (BMS, Phase 3)

- Interim results from a Phase 3 trial in L/R MDS was reported during EHA2020 (#S180). As of data cutoff of n=107 pts treated with the oral HMA, significantly more patients treated achieved TI for ≥56 days (31% vs. 11% placebo). Median TI durations where 11.1 mon vs 5.0 mon. Primary endpoints have been met so far.
- However, Gr3-4 AEs occurred in 90% of pts treated, with most common being neutropenia (47%), thrombocytopenia (29%), and febrile neutropenia (29%).

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

CELLO HEALTH BioConsulting
Previously Defined Health

Similarly, There is Limited Activity in the Tx-Related Setting, Along with All-Comers

Phase & MoA of Assets in Treatment-Related (1 trial)* & All-Risk (2 trials*) MDS



4
3
2
1
0
Number of Trials
Ph 3
Ph 2 (Tx-Related)
Ph 1/2
Combo
Mono
Chemo + Chemo (Tx-Related), 1
p53 Inhibitor + HMA, 1
HMA, 1
Phase of Trials
Mono vs Combo
MoA of Agents^

Chemo Combination:

Vosaroxin + Cytarabine (Vanderbilt-Ingram, Phase 2)

- Final results from the VITAL Phase 2 trial, which included therapy-related MDS patients, were reported during ASH2019 (#616). Results were not reported for the tx-related MDS patients; all data was for AML. To summarize, CR was achieved in 48% of patients. Gr 4 thrombocytopenia in 76%, Gr 5 infection and colitis in 5% and 2%, respectively.

***NOTE:**
Trials included are US-based and have Primary Completion Dates as of 2018-Onward.
^Trials with both mono & combo arms were captured as combo.

[1] Adis Insight [2] Clarivate Analytics Cortellis [3] ClinicalTrials.gov [4] CHBC Analysis

Primary Research

AML – TPPs

Provisional/Draft TPP (1):
R/R AML as Monotherapy Post-HMA Regimen

AML

Target Patient Population	R/R, Unfit AML patients, failing an HMA regimen			
	Experimental Arm		Benchmark	Benchmark
Treatment Regimen	BST-236		Gemtuzumab ozogamicin (Mylotarg for CD33+ AML patients)[1]	Decitabine* (R/R AML patients)[2]
Efficacy	**Base:** CR: 35% ORR: 40% mOS: 12 mos.	**Optimal:** CR: 45% ORR: 55% mOS: 15 mos.	CR: 26% ORR: 33.3% mOS: 8.4 mos.	CR: 21% ORR: 30% mOS: 8.5 mos.
Safety	Safer, no black box warning		Grade ≥3 AEs: sepsis (32%), fever (16%), rash (11%), pneumonia (7%), bleeding (7%)	Grade 3-4 nonhematologic toxicity (27%)
Dosing	IV (final dosing TBD – ongoing)		IV	IV, 20 mg/m^2 daily, given in 5 or 10-day cycles

CHBC Primary Research [1] Mylotarg PI, J Adv Pract Oncol. 2019 Jan-Feb; 10(1): 68–82 [2] Leuk Lymphoma. 2017 Sep;58(9):1-7. [3] Leuk Res. 2015 Feb;39(2):124-30; *Note: retrospective study

CELLO HEALTH BioConsulting
Previously Defined Health

Provisional/Draft TPP (2):
Front-line Therapy in Unfit AML (Combination)

AML

Target Patient Population	Newly diagnosed AML patients unfit for intensive induction chemotherapy (e.g., adults 75 years or older, or who have comorbidities that preclude use of intensive induction chemotherapy)		
	Experimental Arm		Comparator Arm
Treatment Regimen	BST-236 ± HMA *or* Venetoclax		Venetoclax + HMA[1]
Efficacy	**Base:** CR: 45% mOS: 18 months	**Optimal:** CR: 65% mOS: 20 months	CR: 37% mOS: 14.7 months
Safety	Comparable TRAE rates		Grade ≥3 AEs: febrile neutropenia (43%), decreased WBC count (31%), anemia (25%), thrombocytopenia (24%), neutropenia (17%), and pneumonia (13%).
Dosing	IV (final dosing TBD – ongoing)		Oral

Note: real-world use of Ven/Aza occurring in broader (e.g., fitter) cohort than registration trial. Some clinicians report 60-70% CR with DoR ≤2.5 years

CHBC Primary Research, [1] Venclexta (venetoclax) prescribing information https://www.rxabbvie.com/pdf/venclexta.pdf

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Provisional/Draft TPP (3): Front-line Therapy in Unfit AML (Monotherapy)

AML

Target Patient Population	Newly diagnosed AML patients unfit for intensive induction chemotherapy (e.g., adults 75 years or older, or who have comorbidities that preclude use of intensive induction chemotherapy) OR with secondary AML patients who have had prior exposure to HMA		
	Experimental Arm	Comparator Arm	Benchmark
Treatment Regimen	BST-236	Venetoclax + HMA[1]	Vyxeos[2]
Efficacy	**Base:** CR: ≥60% mOS: ≥17.0 months	CR: 37% mOS: 14.7 months	CR: 38% mOS: 9.6 months
Safety	Comparable TRAE rates	Grade ≥3 AEs: febrile neutropenia (43%), decreased WBC count (31%), anemia (25%), thrombocytopenia (24%), neutropenia (17%), and pneumonia (13%).	Prolonged thrombocytopenia (28%) and neutropenia (17%) during Induction 1. Grade ≥3 AEs: febrile neutropenia (66%), bacteremia (23%), pneumonia (20%), hypoxia (12%).
Dosing	IV (final dosing TBD – ongoing)	Oral	IV, daunorubicin 44 mg/m2 and cytarabine 100 mg/m2 varying on first and second induction, and consolidation

CHBC Primary Research, [1] Venclexta (venetoclax) prescribing information https://www.rxabbvie.com/pdf/venclexta.pdf, [2] Vyxeos prescribing information https://pp.jazzpharma.com/pi/vyxeos.en.USPI.pdf

CELLO HEALTH BioConsulting
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BST-236 for Treatment of AML

Physician Interview Summary

AML

Overview & Current Treatment | Unmet Needs & Future Landscape | Reaction to BST-236 Overview | BST-236 Positioning & Future Use

Overview & Current Treatment

- AML is highly heterogeneous, primarily considered a disease of older individuals, and is associated with a grim prognosis, particularly for the frail who are intolerant to 1L intensive chemotherapy.
- Nearly all patients have a bone marrow exam to evaluate morphology, cytogenetics and for genetic analysis encompassing all the clinically-relevant mutations identified in AML to date.
  - Blood counts/chemistry, a metabolic panel and patient "*fitness*" are also routine components of the diagnostic evaluation.
  - "Fit" vs. "Unfit" patients segmented on age (typically ±75 yrs) and performance/functional status.
- Newly diagnosed patients who can get treated in academic centers of excellence are typically young/fit and eligible for remission induction therapy, whereas smaller regional centers tend to have AML populations more skewed towards the unfit/elderly segment as they're not well enough to travel.
- 7+3 is the preferred induction regiment for fit AML patients, as there is curative potential with ~70% of patients achieving a CR. However, patients with certain genetic alterations (e.g., complex karyotypes, p53 mut) do not respond well to intensive chemo and may be offered Vyxeos off-label or non-intensive regimens, and potentially transplanted. (FR/GR).
- Generally, EU KOLs are comfortable using Vyxeos in elderly patients & Venetoclax in R/R or bridge-to-transplant regimens off-label or through trial enrollment. Similarly, patients with IDH mutations are recommended to enroll in trials since IDH inhibitors (e.g., ivosedinib, enasidenib) are not approved in EU.
- There is an increasing number of unfit AML, or even some fit, patients being treated with the HMA+Venetoclax combination, driving an estimated >60% CR rate in the US.
  - Although, Ven/HMA is not approved in EU, there is off-label usage in 1L unfit and sometimes later-line settings. Patients identified as poor-risk are recommended to be treated with the combination as well.

Unmet Needs & Future Landscape

- In aggregate, 75% of all AML patients will relapse, with a five-year survival remaining <30%.
- Resistance to therapy and acquired resistance to targeted agents remains a major hurdle in AML, and prolonged cytopenia, neutropenia & anemia are significant concerns of treatment with existing cytarabine-based regimens, specifically.
- Unmet needs exist across all settings since still the overwhelming minority of patients are cured, regardless of the improved CR rates from modern therapies.

CELLO HEALTH BioConsulting
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BST-236 for Treatment of AML

Physician Interview Summary

AML

Overview & Current Treatment | Unmet Needs & Future Landscape | **Reaction to BST-236 Overview** | BST-236 Positioning & Future Use

Reaction to BST-236

- The concept of repurposing and redesigning a conventional cytotoxic was regarded as promising, especially cytarabine which is considered to be one of the most active anti-leukemia drugs for AML: *"You get patients into CR with high-dose cytarabine on its own pretty reliably."*
- Based on some of the clinical data presented, KOLs were initially intrigued by the response rates: *"I think the response rates are not too bad in the elderly population",*
- However, experts commented on the need for an improved cytarabine where higher CR rates are demonstrated with a reduced toxicity profile.
- One KOL remarked on the lack of QoL data in AML and it would be meaningful to understand how long myelosuppression lasts in patients (i.e. median duration of platelet toxicity, neutropenia, days of antibiotics etc.). *"I'm intrigued by the tolerability and toxicity data, I just think, at the minute, it's a bit one dimensional. I would like a better understanding of that." "…changing the pharmacology of an established, older treatment could make sense that it might be more beneficial than the standard."*
  - However, others noted the good safety profile: *"I think from a tolerability perspective it does look overall good"*
- KOLs involved in BST-236 trials have commented on the clear benefits of high-intensity chemotherapy administered in a more tolerable manner, even as a monotherapy. There is cautious enthusiasm since the data is still early. *"…the more I recognize that there are patients who I think are very appropriate to [treat with BST-236]. There are patients that I would treat with this."*
  - One commented on the initial conception of BST-236 and described the product as potentially *"transformative"* and *"phenomenal"* if it can be used to give high-intensity therapy to elderly patients safely with comorbidities.
- In regard to the MRD results presented, multiple KOLs viewed that as an interesting finding: *"This is very interesting because that means that there is a very profound response to Product X…, especially for patients aged 75 or older that there are so good MRD results, so I think this is very interesting and especially that there was 100% complete hematological recovery in responders, so this is really good results for the drug."*
  - *"It's really a biological achievement that has a clinical relevance"*
- KOLs are more intrigued to see BST-236 combined with Venetoclax and others due to its safety profile, since the monotherapy data, albeit promising, is not enough compared to the potential of CR rates from combo regimens.

BST-236 for Treatment of AML
Physician Interview Summary

AML

Overview & Current Treatment | Unmet Needs & Future Landscape | Reaction to BST-236 Overview | BST-236 Positioning & Future Use

BST-236 Positioning & Future Use

- Preliminary positioning for BST-236 would be post-Ven/HMA in unfit patients as monotherapy, or in unfit patients not eligible for Ven/HMA.
  - Consider longer-term studies which allow BST-236 to be positioned in combination with Aza ± Venetoclax in earlier line of treatment.
  - May be intriguing to use as consolidation therapy post-CR in fit patients and replace HiDAC.
  - Potential niche in frontline monotherapy treatment for unfit patients who are still candidates for transplant or even unfit for Venetoclax.
  - Since there is no prolong neutropenia, BST-236 can potential be combined with neutropenia-providing drugs like anthracyclines, gemtuzumab, targeted therapies.
- Potential upside of replacing generic cytarabine may require several head-to-head trials to demonstrate similar or improved efficacy with a more tolerable profile across the settings in which cytarabine is used.

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MDS – TPPs

Provisional TPP:
2L R/R, HMA-Failure Setting for MDS Patients | Single-Arm P2 Based Approval

MDS

Target Patient Population	Intermediate/high risk MDS patients who have progressed on frontline HMA therapy [2L]			
	Experimental Arm		Benchmarks	Benchmarks
Treatment Regimen	BST-236		Decitabine (2L)	Physician's choice[2]
Efficacy	**Base:** CR: 20-25% mOS: 9 mos.	**Optimal:** CR: 25-30% mOS: 12 mos.	CR: 21%[1] ORR: 28% mOS: 6 mos.	• **BSC** (ORR: N/A; mOS: 4.1 mos.) • **Low-dose chemo** (ORR: 0%, mOS 7.3 mos.) • **Intensive chemo** (ORR: 14%, mOS: 8.9 mos.) • **Investigational tx** (ORR: 11%, mOS: 13.2 mos.) • **Allo HSCT** (ORR: 68%, mOS: 19.5 mos.)
Safety	**Grade ≥3 AEs:** **Base:** Lower toxicity vs. current benchmarks **Optimal:** Significantly lower toxicity vs. current benchmarks		**Grade ≥3 AEs:** • febrile neutopenias (33%)	Physician's choice
Dosing	IV (final dosing TBD – ongoing) **Base**: 5 cycles	**Optimal**: 8 cycles	20 mg/m² IV over one hour daily times five days	Physician's choice

CHBC Insight; BSC: Best Supportive Care; [1] Leuk Lymphoma. 2008 April ; 49(4): 690–695. [2] J Clin Oncol. 2011 Aug 20;29(24):3322-7.

BST-236 for Treatment of MDS
Physician Interview Summary

MDS

Overview & Current Treatment | Unmet Needs & Future Landscape | Reaction to BST-236 Overview | BST-236 Positioning & Future Use

Overview & Current Treatment

- Patients with MDS have a variable reduction in the production of normal red blood cells, platelets, and mature granulocytes. As a result, patients with MDS are at risk for symptomatic anemia, infection, and bleeding, as well as progression to AML, which is often refractory to treatment.
- MDS patients are typically segmented based on the Revised International Prognostic Scoring System (IPSS-R) which accounts for bone marrow blast percentage, cytogenetics, and cytopenia to categorize patients into 5 risk groups (very low to very high risk) based on risk of mortality and transformation to AML. Approximately 50% of MDS patients are considered low risk while 50% are high risk.
- Patients can be classified as '**intermediate**' risk at diagnosis (~20%) and treated similar to low/high risk patients depending on molecular or clinical factors. Almost half of intermediate patients typically progress to high risk MDS or AML.
- **High risk:** The majority of patients are treated with azacitidine (AZA) frontline (90%) of which ~**25%** achieve a CR and have a hematological improvement rate of 50-60%. Patients who progress on an HMA are predominantly considered for BSC or clinical trials in the R/R setting.
- For patients who have failed AZA, approximately half progress to AML in ~3 months.
- Low-dose cytarabine is almost never used by itself for treatment of high risk MDS.

Unmet Needs & Future Landscape

- There remains a high unmet need for effective treatments targeting high risk, transplant ineligible patients:

  "There's such low rates of CR with azacitidine that it is really a bit unsatisfactory. That's, I think, where the big unmet need in MDS sits."

- The pipeline for this risk group is becoming increasingly competitive and is anticipated to change significantly pending approval of promising agents (e.g. magrolimab, APR-246, MGB-453, pevonidestat in 1L with HMA) targeting various pathways. With some current off-label usage of Ven/Aza in MDS, KOLs are interested in drugs like pevonidestat that can be added on without contributing more to toxicity.
  - *Interviews were prior to pevonedistat press release failing endpoint of EFS.*

CELLO HEALTH BioConsulting
Previously Defined Health

BST-236 for Treatment of MDS

Physician Interview Summary

MDS

Overview & Current Treatment | Unmet Needs & Future Landscape | Reaction to BST-236 Overview | BST-236 Positioning & Future Use

Reaction to BST-236

- In the context of MDS, cytopenia is the main issue associated with cytarabine, which subsequently exacerbates the risk of neutropenic sepsis as a result.
- Multiple KOLs commented particularly that around half of patients within the post-HMA setting, if not more, would be available for a treatment like BST-236.
  - *"I think the reason, patients are desperate. Who wouldn't be, to try something else? …if the treatment is well-tolerated you would certainly give this a go."*
  - *"If there is a new drug with an acceptable safety profile in this setting, it would be very interesting because all patients would receive this drug, anyway."*
- KOLs spoke on the clear benefit of having a more tolerable chemotherapy:
  - *"If I tell my patient tomorrow that this is a standard chemo and this is a drug that is the pro drug of a standard chemo but we think it's a lot better tolerated, you think it would be a challenge to put people on that kind of protocol? I would want to go on that."*
- One KOL specifically mentioned the use of a cytarabine-analog in MDS may result in responses that correlate more with overall survival than with azacitadine.

BST-236 Positioning & Future Use

- Experts recommended optimal positioning in the HMA-failure setting where currently no approved therapies exist. BST-236's product profile would need to demonstrate improvement in mOS, CR (~25%) and blood counts to be compelling.
  - Potential for a niche opportunity in MDS patients who are presenting more AML-like progression who would be treated similarly to AML.
  - Another niche for patients in the "gray zone" up to 70 years old that fail HMA, but may be reconsidered for transplants.
- KOLs also commented on the possibility of evaluating BST-236 as a single-agent in the frontline considering AZA represents poor SoC. A combination strategy with an HMA is feasible, however myelosuppression would be a concern.

Payer Summaries

Payer Profiles

Country	Organization	Role	Sample
US	National managed care organization	Pharmacy Director	1
US	National managed care organization	Chief Medical Director	1
US	Pharmacy Benefits Management Services	Executive Vice President	1
France	Le Comité économique des produits de santé (CEPS)	Former member	1
Germany	Health insurance fund	Head of Medicines	1
UK	NHS Payer advisory board, Professor	Advisor to NICE, NHS Drugs & Therapeutics Committee Appraisals	1

BST-236 for Treatment of AML & MDS

Payer Research Summary

US: FDA Approval Will Enable Reimbursement in Oncology

- Price is expected to be $10-20K per cycle in the US, benchmarking branded therapies such as Venetoclax, Mylotarg.
- As oncology is protected class, once approved by FDA, the product will be reimbursed, with a prior authorization by label.
- Off-label use can also be reimbursed if it is included in NCCN and/or ASCO guidelines.
- As new therapies emerge, at product launch, contracting/discount would likely be the driver for "preferred" product status on the formulary.

No or low barrier for price and reimbursement in the US

EU3: Clinical / HTA Assessment is Key For Price & Reimbursement

- Assessment on clinical benefits/HTA will determine price and reimbursement.
  - Price is mostly negotiated between payers and pharma companies.
  - List price is transparent, but contracting is expected with confidential discount.
  - Venetoclax + HMA was just approved, currently under review for ASMR rating, G-BA and NICE HTA assessment. If positive, could be a favourable price benchmark.
- If BST-236 is viewed as a cytarabine analogue, the reference price is very low (benchmark is cytarabine). However, it is not 100% clear whether the product will be assessed as a new drug.
- Off-label use must be requested and approved.

EU market is much more challenging with rigorous clinical/HTA assessment and lower price levels compared to the US

Positive Product Perception With Overall Survival (OS) Data & Better Tolerability

- Payers acknowledge high unmet needs in the described TPPs.
- Overall survival (OS) needs to show at least 3 months improvement.
- Safety and tolerability is less relevant for price and reimbursement consideration but could help patient compliance and increase access.
- It is not recommended to be positioned to replace cytarabine.

Start with the patient segments to demonstrate the highest value

BST-236 for Treatment of AML & MDS - Recommendations

Payer Research Summary

- **Differentiate from cytarabine** so BST-236 can be perceived and assessed as a **new novel drug**.
  - Highlight it is a conjugate of cytarabine and asparagine.
  - Avoid the "cytarabine analogue" story, otherwise, cytarabine will be used as price benchmark.
    - This is more critical in Europe:
      - If **asparagine is also active with cytotoxic activity, the drug will be viewed as a novel combination therapy**. If cytarabine is the **only active agent**, then it will be a cytarabine analogue, **price benchmark is cytarabine (UK).**
      - It is likely to be assessed as a new drug via AMNOG (DE).

- Clinical Development:
  - Start with patient segments that demonstrate the highest value: **less treatment options**, **better price comparator**, **earlier in the treatment pathway**… (e.g., TPP 2).
  - Consult payers earlier when possible (e.g., DE: G-BA) to get advice on clinical trial design and comparator.
  - Accelerate the clinical programs and launch timeline as much as possible, as cell therapies are expected to be a paradigm shift within 5 years.

- Collect data on patient population, treatments with comparators, including treatment duration and cost, etc. to prepare for price negotiation.

- Engage KOLs for endorsement, RWE and publications, advocate product inclusion in the treatment guidelines.

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Previously Defined Health

Product X for Treatment of AML/MDS

Payer Interview Summary

Payers 1-3

Treatment Landscape & Unmet Needs | Perception of Product X TPP | Access, Pricing, & Reimbursement | Data Requirements on Access

Treatment Landscape & Unmet Needs

- Oncology management is not complex, treatments are normally reimbursed **per label** and with **prior-authorization on specialty tier.** Off-label use will be **reimbursed if regimen is included in NCCN/ASCO guidelines**, even if not approved by FDA.
  - Preference of drug and costs are not a burdening obstacle as there are generally a lack of alternative treatment options.
  - Off-label use is managed by physicians submitting request to be approved by a committee of pharmacists and physicians.
- Safety and tolerability have some influence in AML/MDS treatment, however, **OS is the main driver**. Payers would like to see new treatment options with **both extended meaningful survival and good quality of life.**
- Payers expect **more targeted and combination regimens to emerge**, with even cell & gene therapies potentially playing a bigger role in the space in the next 4-5 years.
- Unmet need is considered high across all AML/MDS settings. The **highest unmet need being in elderly, high-risk patients with comorbidities and R/R patients** (in AML and MDS). Additionally, there is unmet need for **fit patients who relapse, are suboptimal candidates for intensive therapy, or have complications** due to AEs.

Perception of Product X TPPs

- Payers advise **BST-236 should NOT be positioned as replacement of cytarabine**, considering the difficulty to demonstrate survival benefit compared to cytarabine. Particularly, BST-236 is advised to be used in patients **unfit for intensive chemotherapy**. As for **MDS, a new therapy with OS improvement for high-risk patients** is certainly a "*paradigm changer*".
- Better tolerability is a minor benefit for payers. **Efficacy is more impactful**; with a **minimum of 3-month improvement in OS** (optimal 6 months). PFS and ORR are next in the order of importance to demonstrate. However, *"over the last few years, most of the drugs that are approved don`t even have OS data. Some of them just have ORR."* ***"It is good that you are showing incremental survival advantage as well as better toxicity"***
- Need to see more data on AEs, like GI, bleeding, and neutropenia, **but it seems to be a "*clean drug*".** ***"As AEs are manageable and with OS improvement, the product can be quickly adopted by KOLs and become standard of care"*.**
- Payers appreciate the IV administration as the usage can be confirmed and billed. **Frequency of IV will be necessary to determine** as every 10 days is acceptable, any more frequent may pose obstacles.

Product X for Treatment of AML/MDS
Payer Interview Summary

Payers 1-3

Treatment Landscape & Unmet Needs | Perception of Product X TPP | Access, Pricing, & Reimbursement | Data Requirements on Access

Access, Pricing & Reimbursement Potential

- Price is not a main issue in oncology since it is a *"protected class"*; products are usually reimbursed (*"payers are not comfortable not covering due to price."*). AML/MDS are not considered big spending items due to comparatively low incidence as well as limited treatment options. Payer formulary management is likely limited.
- Payers consider a price around **$10-20K/cycle** (compared to **Venetoclax at 13k per cycle**) is acceptable and straightforward to be reimbursed per label. But if price is over $20K/cycle, it could present some challenges, unless rebate is offered. **An annual price of $150-200K may be considered**, however, those are ceiling values, and the price may have to be lower. When new similar products become available, price can be an important driver for the selection of preferred product.
  - In general, a more specific label, ideally with biomarker stratification, will be preferred by payers for price and reimbursement.
- Despite that combination therapy is expensive, **payers will not have concerns for BST-236 as a combination if priced similarly to Venetoclax**.
- No indication-based pricing, only one price to be determined by comparators per TPPs. Prior authorization will be per indication per label.
- *"The value is in patients that have been very resistant and difficult to treat without any other FDA approved choices have demonstrated anywhere from 3 to 6 months OS improvement with improved safety profile"*

Data Requirements & Impact on Access

- Anticipating the evolving standard of care/comparator, it is important to see "***how product holds up against standard of care** that is evolving with new products".*
- Translate better toxicity data to demonstrate **lower total cost of care**, e.g., **reduced hospitalization**, **overall patient treatment cost**, etc. Additionally, collecting patient-reported outcomes may support the story. These aspects may not influence the reimbursement decision, but pharma companies use these factors to charge higher prices.
  - More detailed AE data may be required. In particular, GI AEs as patients will discontinue treatment if they have grade 3 or 4 diarrhea.
- Payers' perception changed completely if the product were to replace cytarabine, as it is only a reformulated drug at higher price but *"without meaningful clinical benefit"*. Payers recommend the value proposition to highlight the product as a new treatment option for unfit patients where cytarabine cannot be used.

France: Pricing and Reimbursement Overview

- Reimbursement and price are determined separately by **HAS** and **CEPS**.
- All drugs have to be assessed by HAS:
  - For inclusion in a positive list of reimbursed products (hospital and retail lists)
  - Assessment is by CT and based on medical evidence
    - Efficacy, tolerability, comparator, target population, treatment pathway, interest of public health
  - Recommendation of SMR and ASMR ratings that determine the level of reimbursement and price respectively
  - CEESP: conduct HTA for ASMR I-III or high budget impact
- **CEPS negotiates price-volume agreements**.
- Majority of the approved medicines in the past few years received SMR "important" and ASMR V ratings, **so price has to be lower than comparator**. **This has led to delayed launch and reimbursement in France.**



Assessment -> Opinion
National Authority for Health (HAS)
Transparency Committee (CT)
(clinical evaluation)
ASMR I-III
ASMR IV-V
Economic committee (CEESP)
(health economic analyses)
SMR scores:
Hospital use
'Important'
'Moderate'
'Mild'
'Insufficient'
Social security fund
UNCAM
(reimbursement rate)
100%
65%
30%
15%
None
Hospital use only, and no additional funding required?
YES
NO
Free pricing
Ministry of Health
Decision
Pricing committee (CEPS)
(price negotiation)
Hospital Council
(adapts hospital funding framework)
Minister of health
(publishes formal P&R approval)
26 regional health agencies (ARS)
Hospitals, formulary committees (COMEDIMS)

ASMR	Clinical added value	Price vs. comparator
I	Major	Possible price premium, and faster access
II	Significant	
III	Moderate	
IV	Minor	Comparable
V	No	Lower

- **SMR**: actual benefit, determines reimbursement rate
- **ASMR**: improvement in actual benefit, determines price
- **UNCAM**: National Union of Health Insurers

https://www.researchgate.net/figure/Market-access-process-for-drugs-in-France-ARS-Regional-Health-Agencies-COMEDIMS_fig1_284176539

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French Payer Insights

Price is negotiated based on ASMR rating and comparator.

- ASMR III is only possible with OS improvement in oncology. Also possible if comparator has ASMR III
  - Although historically, ASMR III has been hard to obtain
- **Comparative treatment cost is the reference price.**
  - **If no comparator, the prior line of therapy will be used.**
  - **If no clinical comparator, then an economic comparator can be used as proxy.**
- As IV for in-patient setting, product should aim to be placed on ***liste-en-sus (“extra list”)***, which receives funding from health insurance in addition to the "standard" DRG.
  - To be on liste-en-sus, ASMR needs to be I-III.
  - ASMR IV or V can be on liste-en-sus if comparator is already on liste-en-sus .
  - If not on liste-en-sus, but in DRG, it is not good.
- Price (net) is typically agreed with confidential rebates or discount and a cap to control the usage. Then a list price is derived. No confidential agreements for generics.
- Pricing committee could add follow-up contract that Product X price will decrease if comparator price decreases.

Start with smaller patient population.

- Payer advised to start with smaller patient population that demonstrates the highest value with no or limited alternative (TPP1) ***“building with blocks”***
- For future indication expansion, list price remains, likely with higher discount and bigger cap, or a price-volume agreement with tiered discount %
- However, indication extension could trigger reassessment of ASMR
- **If starting with 3 indications together, comparator price, patient population and market share will be weighted and compounded to set one price.** However, this is very complex, negotiation process could be lengthy.
- Most likely, **Product X will receive ASMR IV, critical to choose the right comparator** and the **associated favourable reference price**.
- **Higher price is only possible with demonstrated differentiation** to the comparator.

French Payer Insights – Recommendations

Keep it simple and focused for an easier price negotiation.

- Keep it **simple**:
  - After SMR and ASMR are recommended, CEPS negotiates price. They are not clinicians; focus is on economics.
  - **To bring 3 indications together could be too complex.**
- Look for indicators:
  - The time-to-reach price agreement could be an indicator how value is perceived (if it is long, value is not high)
  - Sometimes payers might not be happy about the rating on the comparator, which could present a challenge.
- Once ASMR is assigned, the pharma company has 2 weeks to accept or appeal. It is advised to engage the pricing committee at this point to get guidance on what argument to make. It should focus on the main argument: easier to use, instead of a long exhaustive list.

Relevant ASMR rating and pricing information on comparators:

- **Venetoclax** (Venclyxto®) + rituximab: ASMR IV (2019 for CLL)
- **Venetoclax + HMA** was just approved for unfit AML in EU, ASMR unknown now
- **Dacogen®** was removed from reimbursement in 2018 due to SMR reassessed to “insufficient”. Comparator arm for TPP1 and TPP3 should take this into consideration
- **Vidaza®** was assigned ASMR II in 2009, reassessed to SMR “insufficient” for unfit AML (no reimbursement)
- **Vidaza®** and 1 generic are on liste-en-sus, reference price is low
- **Rydapt®**: ASMR IV (2018), reassessed to ASMR V in 2021
- **Xospata®** (gilteritinib) – ASMR IV (2020)

Germany: Pricing and Reimbursement Overview

- Year 1 post marketing authorization:
  - Prescription drugs are reimbursed upon marketing authorization by health insurance unless included in G-BA negative list.
  - **Pharma companies are free to set price**.
- Added therapeutic value will be assessed by IQWiG
- After year 1:
  - Based on the **added therapeutic value**, **a price will be negotiated with GKV-SV** (association of insurance funds) to be effective
  - Prices of innovative drugs are mainly negotiated.
- When considered **therapeutically equivalent, drugs can be clustered in groups and subject to maximum reimbursement amounts** (reference group).



European Medicines Agency (EMA): Marketing approval
Retail sector
Manufacturer: free pricing in year 1, submission to Federal Joint Committee (G-BA)
G-BA: commissioning of evaluation
Institute for Quality and Efficiency in Health Care (IQWiG): evaluation of added therapeutic benefit
G-BA: Publication of evaluation and resolution on added benefit
External consultation
Drug with no added benefit
Drug with added benefit
G-BA: inclusion in a reference price cluster
Association of SHI Funds: price negotiation
Failed negotiations
Reimbursement price from year 2
Arbitration
Hospital inpatient sector
Hospitals / group purchasing organisations (GPOs): Tendering, price negotiations

- **G-BA** = Federal Joint Committee (Gemeinsamer Bundesausschuss)
- **SHI** = Statutory Health Insurance
- **IQWiG** = Institute for Quality and Efficiency in Health Care (Institut für Qualität und Wirtschaftlichkeit im Gesundheitswesen)
- **GKV-SV** = National Association of SHI Funds (Spitzenverband Bund der Krankenkassen)
- **InEK** = Institute for the Hospital Remuneration System (Institut für das Entgeltsystem im Krankenhaus)
- **NUB** = New Diagnostic and Treatment Methods (Neue Untersuchungs- und Behandlungsmethoden)
- **AMNOG** = Law Reforming the Pharmaceutical Market (Arzneimittelmarkt-Neuordnungsgesetz)

https://www.oecd.org/health/health-systems/Pharmaceutical-Reimbursement-and-Pricing-in-Germany.pdf

German Payer Insights

Payer influence on oncology treatment is limited

- Onkopedia guidelines are followed:
  - A guideline portal for practising doctors
  - For diagnosis and treatment of hematological and oncological diseases
  - Jointly developed and used in DE, AU, CH
    - Germany: DGHO (Deutsche Gesellschaft für Hämatologie und Medizinische Onkologie e.V.)
    - Austria: OeGHO (Österreichische Gesellschaft für Hämatologie & Medizinische Onkologie)
    - Switzerland: SSH/SGH (Schweizerische Gesellschaft Für Hämatologie); SSMO/SSOM/SGMO (Schweizerische Gesellschaft für Medizinische Onkologie)
- Difficult for payers to impose restrictions on oncologists who only value clinical data and ***"see AMNOG as an artificial process for price"***
- **Payers send letters to doctors to guide the use of treatment** (e.g., to inform that a particular medicine has a contract with rebate and therefore it is preferred)
- However, **payers have no visibility to patient condition and treatment.**

Price is negotiated based on added therapeutic benefits assessed by G-BA/IQWIG

- New drugs (with new API) will undergo AMNOG process with 2 steps:
  1) HTA assessment by G-BA/IQWIG to determine added therapeutic benefits
  2) Price negotiations between GKV-SV and pharma company
- If NO added benefits, product will be placed in existing reference group, typically with low price level.
- Unmet needs do not play a role in HTA assessment
- For HTA: OS, morbidity and safety advantages (e.g., less blood transfusions), QoL (via standard questionnaire, EORTC QLQ-C30 for oncology) are all relevant.
  - **PFS is considered not relevant for patients, so not an endpoint**
- When comparator is not clear or lack of alternatives, **best supportive care will be used for comparison.**
- **Price negotiation is based on annual treatment cost** and list price
  - Premium list price is possible, but with confidential rebates and capping

German Payer Insights – Recommendations

Earlier line treatment is recommended to have a higher impact in the treatment paradigm

- All 3 TPPs are perceived with good data and added value, but the highest impact is in earlier treatment (frontline unfit AML).
- Must clearly demonstrate target patient sub-groups.
- Be aware of treatment alternatives and cost (how often and how long they are used).
- Pharma companies should provide own data on patient population for each indication and RWE, if available.
  - G-BA does not have access to data from sick funds
- **One price for multiple indications.**
  - Price for each indication is calculated based on the corresponding comparator
  - Patient population in each indication will be weighted to set the price
  - Pharma company can shift patient population to higher priced indication to get a more favourable price
- **Orphan designation automatically gets added value.**

Get consultation with G-BA for advice and differentiate from Cytarabine to be assessed as a new drug

- Request **consultation with G-BA** for early advice on study design and comparators (takes 5-6 months to get appointment)
  - Questions must be structured and specific, it is not open discussion
- Venetoclax is currently going through HTA assessment
- **Product is likely to be assessed as a new drug** with AMNOG
  - **If the product is considered as an analogue to Cytarabine, there will be no AMNOG assessment, price of Cytarabine will be applied**. Broader access (like Cytarabine) could be possible.
  - As a new drug assessed via AMNOG, price will depend on added benefits over comparators (not set by Cytarabine price)
- Off-label use must be requested and approved. Physicians will get fines with unauthorized off-label use.
- Pharma companies have withdrawn products from Germany due to commercial reasons, but it is relatively limited, only about 5 drugs per year.

UK: Pricing and Reimbursement Overview

- Free pricing, however, **products that are not cost effective will not be reimbursed**.
- Reimbursement decision-making is highly centralized, conducted by NICE according to defied CE thresholds.
  - **NICE assessments are rigorous and lengthy, requiring a substantial body of evidence.**
  - NICE recommendations are highly influential and referenced by many countries globally.
- Regions and hospitals must manage their own budgets and are also key stakeholders in the reimbursement process.
- An appraisal consultation document is produced if the committee does not recommend the product or suggest restriction to reimbursement (e.g. for sub-population only).
- Manufacturers may use Patient Access Scheme or risk-sharing to improve CE for NICE to recommend reimbursement
- The CDF provides interim funding. It is typically used when there is uncertainty to be addressed through further data collection in the NHS or clinical studies



Manufacturer sets price and launches product*
Invitation to submit dossier
Draft guidance for oncologics**
Manufacturer submission
Appraisal committee
8 Weeks
14 Weeks
ICER threshold (per QALY)
<£20,000
£20–30,000
>£30,000
NICE decision
Reimbursed
Generally Reimbursed
In exceptional cases†
Appraisal consultation document produced
8 Weeks
Patient Access Scheme
Written response
Written response
Final appraisal
4 Weeks
Guidance issued
4 Weeks
Price negotiation
Price negotiation
NICE guidance implemented
30-38 Weeks
~3 Months
Manufacturer
DOH
NICE
Public, HCPs and other Manufacturers
CCGs, hospitals and NHS England
Possible step

CCG = Clinical Commissioning Group
CDF = Cancer Drug Fund
ICER = Incremental Cost Effectiveness Ratio
NICE = National Institute for Health and Care Excellence

https://drugdevelopment.labcorp.com/content/dam/covance/assetLibrary/salessheets/Pricing-Reimbursement-England-SSCMA052.pdf

UK Payer Insights

NICE holds a strict standard and procedure for appraisal and reimbursement recommendations

- Number of AML patients have increased 7-10% over the last 10 years as population grow older, about 4000 new cases per year.
- AML/MDS treatment follows NICE guidelines based on ESMO.
- For unfit patients, 2-3 comparators typically used: low dose cytarabine, Azacitidine, best supportive care. **NICE decides on the comparators for assessment.**
- **NICE's cost per QALY standard threshold = £20,000 to £30,000**
- Premium pricing is driven by efficacy.
  - OS is the most relevant efficacy measure
  - **At least 3 months OS improvement is needed**
- **Safety might improve access but has no impact on price.**
- Different contracting schemes are used to address different issues:
  - If it is cost effectiveness: pay for performance
  - If it is budget impact: financial agreement, e.g., cap
  - If it is uncertainty of clinical outcomes: outcome-based agreement, risk-sharing

Cytarabine analogue vs. new novel drug

- **Unmet need is considered highest for unfit R/R AML**
- **Viewed as a "safer Cytarabine" if cytarabine is the only active agent**
  - **Cytarabine will be price benchmark, up to 20% price premium with mOS > 3 months.**
  - However, physicians likely to adopt Product X, "squeeze out standard Cytarabine", leading to broad access. Case study to investigate further: pegylated liposomal doxorubicin hydrochloride (PLDH)
  - Product X shall replace low-dose Cytarabine in combination with Vidaza in all AML and MDS indications, and to be included in the guidelines.
- **If asparagine is also active with cytotoxic activity, the drug will be viewed as a novel combination therapy.**
- NICE recommendation vs. CDF (Cancer Drug Fund)
  - CDF is interim funding for new cancer drugs, giving patients access to these treatments
  - When NICE does not want to grant routine reimbursement and reluctant to reject completely, conditional reimbursement is given with real-world evidence (RWE) collection requirement, typically for 3-5 years
  - If pharma company agrees, product then enters CDF, but not paid at full price
  - Once pharma company collects RWE, NICE re-assess

UK Payer Insights – Recommendations

Factors to consider for NICE

- Cost per QALYs threshold is higher for life-extending treatment at the end of life
  - If life expectancy < 2 years, cost per QALY will double with a mOS improvement of 3 months.
- If direct comparison of efficacy is not possible, indirect comparison could be looked at.
- Due to Covid pandemic, oral treatments are preferred to IV.
  - This preference is expected to continue
  - Even physician visits will be done virtual first (e.g., on Zoom)
- NICE expects CAR T therapy to come soon.

"NICE might lose interest in biologic cancer treatments, only a short time window for Product X to get reimbursement"

Relevant pricing and reimbursement information on comparators

- **Currently several AML treatment under NICE review, due to low price comparators, some products have withdrawn, including**:
  - **Daurismo** (Glasdegib) from Pfizer: in combination with low dose Cytarabine for unfit AML
  - **Cantuzumab** (ARGX-110) from Janssen.
- Azacitidine is not recommended for treating AML with over 30% bone marrow blasts in people >=65 years who are not eligible for HSCT .
- List price of liposomal cytarabine–daunorubicin is £4,581 per 50-ml vial, with a confidential discount.
  - Incremental cost-effectiveness ratio (ICER) < £50,000 per QALY gained
- Venetoclax + HMA is under NICE review, outcome expected end of 2021
  - **If positive, could be a good price comparator assuming Product X is not assessed as Cytarabine analogue.**

BST-236 Forecast

Executive Summary:
Forecast Methodology and Caveats (AML and MDS)

Methodology

- This project includes a **US 10-year patient-based forecast** that leverages the primary and secondary research to model and support the potential value for BST-236 in both AML and MDS.
- Key inputs include disease incidence, patient segmentation (e.g. low vs high risk MDS, fit vs unfit AML), peak shares across scenarios (base vs. upside), adherence rate, price per therapy cycle and price growth. Both AML and MDS patient-based flows can be found in the following slides.
- Patient build, product positioning and utilization were based on secondary sources along with primary research (**n=14** phone interviews with **US & EU-based** experts (US: 6 KOLs, EU: 8 KOLs)
- The pricing assumption was pressure-tested from payer research interviews and benchmarked against the price of therapies used across both the AML and MDS selected settings.

Model Caveats

1) Our model does not account for the impact from potential competitor approvals and the clinical probability of success for BST-236 throughout the regulatory process. (The rNPV will account for clinical risk.)
2) Sales are US-focused. An Ex-US conversion factor was implemented using historical & well-documented sales from Rituxan globally. Similar conversions for European and UK markets were incorporated.
3) **Launch years for each of the settings are accelerated**, as approval in frontline settings will most likely require Phase 3 trials. A subsequent model including a Phase 3 trial will be considered and move the launch year further.
4) **Pricing will be heavily reliant on the initial approval setting.**

CHBC Primary Research

Worldwide Revenues for BST-236 May Reach Up to $4.4B in Global Sales in AML & MDS

Assumes all settings (TPPs) are approved.



Worldwide Projected Revenues for BST-236 in AML & MDS
(2023E – 2036E)
Initial launch year of 2024.
Patient extensions up to 2042.
$125,000/yr Annual Pricing.
3 Settings in AML, 1 in MDS.
USD, $Millions
$5,000M
$4,500M
$4,000M
$3,500M
$3,000M
$2,500M
$2,000M
$1,500M
$1,000M
$500M
$0M
$153M
$615M
$1,081M
$1,614M
$2,093M
$2,511M
$2,923M
$3,286M
$3,475M
$3,674M
$3,885M
$4,108M
$4,343M
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036

BST-236 Revenue Forecast Model Output

Total Revenues Projected to Peak at ~$2.3B in the US by 2036; WW Peak Sales May Reach $4.4B by 2036

Assumes all settings (TPPs) are approved.

BST-236 Forecasted Revenues (2023E - 2036E)
AML & MDS



USD, $Millions
$2,000 M
$1,800 M
$1,600 M
$1,400 M
$1,200 M
$1,000 M
$800 M
$600 M
$400 M
$200 M
$0 M
MDS: H/R R/R
AML: R/R
AML: 1L Unfit Combo
AML: 1L Unfit Mono
$8M
$40M
$22M
$78M
$100M
$124M
$83M
$164M
$140M
$182M
$190M
$260M
$168M
$231M
$267M
$367M
$192M
$275M
$304M
$485M
$214M
$318M
$327M
$615M
$236M
$360M
$347M
$759M
$243M
$381M
$367M
$803M
$256M
$403M
$388M
$849M
$271M
$426M
$410M
$897M
$287M
$450M
$434M
$949M
$303M
$476M
$459M
$1,003M
$321M
$504M
AML MDS
2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036

USD $Millions	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
US Revenue	$81M	$324M	$569M	$849M	$1,101M	$1,322M	$1,539M	$1,729M	$1,829M	$1,934M	$2,045M	$2,162M	$2,286M
WW Revenue	$153M	$615M	$1,081M	$1,614M	$2,093M	$2,511M	$2,923M	$3,286M	$3,475M	$3,674M	$3,885M	$4,108M	$4,343M

AML

Provisional/Draft TPP (1): R/R AML as Monotherapy Post-HMA Regimen

AML

Target Patient Population	R/R, Unfit AML patients, failing an HMA regimen			
	Experimental Arm		Benchmark	Benchmark
Treatment Regimen	BST-236		Gemtuzumab ozogamicin (Mylotarg for CD33+ AML patients)[1]	Decitabine* (R/R AML patients)[2]
Efficacy	**Base:**	**Optimal:**	CR: 26% ORR: 33.3% mOS: 8.4 mos.	CR: 21% ORR: 30% mOS: 8.5 mos.
	CR: 35% ORR: 40% mOS: 12 mos.	CR: 45% ORR: 55% mOS: 15 mos.		
Safety	Safer, no black box warning		Grade ≥3 AEs: sepsis (32%), fever (16%), rash (11%), pneumonia (7%), bleeding (7%)	Grade 3-4 nonhematologic toxicity (27%)
Dosing	IV (final dosing TBD – ongoing)		IV	IV, 20 mg/m^2 daily, given in 5 or 10-day cycles

CHBC Primary Research [1] Mylotarg PI, J Adv Pract Oncol. 2019 Jan-Feb; 10(1): 68–82 [2] Leuk Lymphoma. 2017 Sep;58(9):1-7. [3] Leuk Res. 2015 Feb;39(2):124-30; *Note: retrospective study

Patient Flow for BST-236 in AML (TPP 1): R/R Unfit, Monotherapy

AML


Newly Diagnosed Acute Myeloid Leukemia
55%
Unfit
~11,080 pts.
80%
Non-Intensive Therapy
HMAs (azacitidine or decitabine) ± Venetoclax / Tibsovo / Idhifa + HMA / APR-246 + HMA +/- Venetoclax / Magrolimab + HMA
~8,850 pts.
~4,450 pts. 50%*
CR/CRi
50%
No CR
~4,450 pts.
~225 pts. 5%**
Allo HSCT
± Mylotarg/Rydapt
Remain on HMA
95% ~4,200 pts.
60%
90%
~8,350 pts.
Relapse
~6,680 pts. 80%
Tx-Eligible
Tx-Ineligible (e.g., BSC)
~2,675 pts. 40%
BST-236

CD33+ only
IDH1+ only
IDH2mut only
FLT3+ only
Future Therapy

Rationale:

- As unfit patients progress through frontline treatment, options are limited. Patients are typically in rough shape and either fall out of the treatment paradigm (e.g., to BSC) or enroll in clinical trials. There are a multitude of R/R clinical trials ongoing at any given time.
- With BST's approval in R/R, the peak utilization of the drug will be around 40%, with a sensitivity applied +/- 10% due to the reasons stated above.

***Note**: Sensitivities will be applied for:*
** Sens. 37-70%*
*** Sens. 5-15%*

CELLO HEALTH BioConsulting
Previously Defined Health

Provisional/Draft TPP (2): Front-line Therapy in Unfit AML (Combination)

AML

Target Patient Population	Newly diagnosed AML patients unfit for intensive induction chemotherapy (e.g., adults 75 years or older, or who have comorbidities that preclude use of intensive induction chemotherapy)		
	Experimental Arm		Comparator Arm
Treatment Regimen	BST-236 ± HMA *or* Venetoclax		Venetoclax + HMA[1]
Efficacy	**Base:**	**Optimal:**	CR: 37% mOS: 14.7 months
	CR: 45% mOS: 18 months	CR: 65% mOS: 20 months	
Safety	Comparable TRAE rates		Grade ≥3 AEs: febrile neutropenia (43%), decreased WBC count (31%), anemia (25%), thrombocytopenia (24%), neutropenia (17%), and pneumonia (13%).
Dosing	IV (final dosing TBD – ongoing)		Oral

Note: real-world use of Ven/Aza occurring in broader (e.g., fitter) cohort than registration trial. Some clinicians report 60-70% CR with DoR ≤2.5 years

CHBC Primary Research, [1] Venclexta (venetoclax) prescribing information https://www.rxabbvie.com/pdf/venclexta.pdf

CELLO HEALTH BioConsulting
Previously Defined Health

Patient Flow for BST-236 in AML (TPP 2): 1L Unfit Combination with HMA/Ven

AML



Newly Diagnosed Acute Myeloid Leukemia
55%
Unfit
~11,080 pts.
Non-Intensive Therapy
HMAs (azacitidine or decitabine) ± Venetoclax / Tibsovo / Idhifa + HMA / APR-246 + HMA +/- Venetoclax / Magrolimab + HMA
BST-236 + HMA or Venetoclax
35%
~3,880 pts.

CD33+ only
IDH1+ only
IDH2mut only
FLT3+ only
Future Therapy

Rationale:

- KOLs have reported their growing enthusiasm with the Ven+Aza combination, especially as they become more comfortable with managing the associated toxicities. Patients are being treated longer now on the combination than the median cycles reported in the label (7 cycles for label, with 10+ cycles reported by KOLs).
- As such, BST's utilization in this space will be dictated by the comparative data from BST + Ven/Aza against Ven+Aza. Sensitivity for the utilization of 35% will be applied in the forecast of +/- 10%.

Provisional/Draft TPP (3):
Front-line Therapy in Unfit AML (Monotherapy)

AML

Target Patient Population	Newly diagnosed AML patients unfit for intensive induction chemotherapy (e.g., adults 75 years or older, or who have comorbidities that preclude use of intensive induction chemotherapy) OR with secondary AML patients who have had prior exposure to HMA		
	Experimental Arm	Comparator Arm	Benchmark
Treatment Regimen	BST-236	Venetoclax + HMA[1]	Vyxeos[2]
Efficacy	**Base:** CR: ≥60% mOS: ≥17.0 months	CR: 37% mOS: 14.7 months	CR: 38% mOS: 9.6 months
Safety	Comparable TRAE rates	Grade ≥3 AEs: febrile neutropenia (43%), decreased WBC count (31%), anemia (25%), thrombocytopenia (24%), neutropenia (17%), and pneumonia (13%).	Prolonged thrombocytopenia (28%) and neutropenia (17%) during Induction 1. Grade ≥3 AEs: febrile neutropenia (66%), bacteremia (23%), pneumonia (20%), hypoxia (12%).
Dosing	IV (final dosing TBD – ongoing)	Oral	IV, daunorubicin 44 mg/m2 and cytarabine 100 mg/m2 varying on first and second induction, and consolidation

CHBC Primary Research, [1] Venclexta (venetoclax) prescribing information https://www.rxabbvie.com/pdf/venclexta.pdf, [2] Vyxeos prescribing information https://pp.jazzpharma.com/pi/vyxeos.en.USPI.pdf

Patient Flow for BST-236 in AML (TPP 3): 1L Unfit Monotherapy & Secondary AML

AML


Newly Diagnosed Acute Myeloid Leukemia
55%
Unfit
~11,080 pts.
70%1
De Novo AML
Secondary AML
30%1
~3,325 pts.
~ 1,940 pts.,
~ 775 pts.
25%-10%*
BST-236 Mono
30%
~ 1,000 pts.
~ 1,775 – 2,940 pts.

CD33+ only
IDH1+ only
IDH2mut only
FLT3+ only

Future Therapy

Rationale:

- As referenced in TPP2, KOLs are growing increasingly comfortable with using Ven+Aza combination in patients. Thus, the utilization of BST-236 as a monotherapy frontline will most likely be limited (25%), then be further reduced pending the approval of TPP2 (BST + Ven/Aza), as the theory will be for increased efficacy. However, a portion of patients may still be treated with BST monotherapy in the future if they are deemed unfit for Venetoclax.
- Additionally, with the data released in ASCO2021, a niche population may still remain for unfit secondary AML patients, regardless of future approvals as a combination.

[1] *ASCO Educational Book* 38 (May 23, 2018) 555-573.

AML

Market Sizing of Additional Potential Upside Positions for BST-236

Upside Positions	# of Pts. (2021)
Unfit 1L, Consolidation	~8,860 pts.
Fit 1L, Induction	~8,610 pts.
Fit, R/R	~4,250 pts.
Fit 1L, Consolidation	~190 pts.
Fit, Re-Induction	~1,810 pts.



Newly Diagnosed Acute Myeloid Leukemia
Unfit
Fit for Intensive Chemo + Transplant
Unfit 1L, Consolidation
~8,860 pts. are estimated to receive non-intensive therapy. Option for receiving a "consolidation"- non-intensive regimen.
Fit 1L, Induction
~8,610 pts. are estimated to receive intensive induction therapy.
Secondary AML
CR/CRi
No CR
Allo HSCT / HMA
Relapse
No CR
CR
Int/Poor Risk
Good Risk
Allo HSCT
Maintenance
Fit 1L, Consolidation
~1,810 pts. are estimated are good risk and receive consolidation.
Fit, R/R
~4,250 pts. are estimated to relapse on all intensive treatment regimens
Late Relapse
Fit, Re-Induction
~190 pts. are estimated to receive re-induction after relapsing on initial induction regimens

- **The above positions were not studied for revenue projections**, as the forecast was built around the specific TPPs established for BST-236 in AML and evaluated with KOL feedback.
- However, general market sizing of these upside positions for the future were calculated and more detailed information is presented in the **Excel forecast model under the "AML – Market Sizing" tab.**

BST-236 Revenue Forecast Model Output – Setting Comparison

Combination Treatment in Newly Diagnosed Unfit AML Serves as the Largest Contributor to Revenue

AML

Assumes all settings (TPPs) are approved.



BST-236 10-Yr Forecast - US Sales
USD, Millions
$2,000M
$1,750M
$1,500M
$1,250M
$1,000M
$750M
$500M
$250M
$0M
TPP #3: US BST-236 Revenue in 1L Unfit Mono & Secondary AML
TPP #2: US BST-236 Revenue in 1L Unfit (Combo)
TPP #1: US BST-236 Revenue in R/R
$41M
$199M
$387M
$618M
$826M
$1,004M
$1,178M
$1,348M
$1,426M
$1,508M
$1,594M
$1,686M
$1,782M
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
2035
2036

Forecasted Revenues for BST-236														
	Year	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
TPP #1	US BST-236 Revenue in R/R	$33M	$100M	$140M	$168M	$192M	$214M	$236M	$243M	$256M	$271M	$287M	$303M	$321M
	# of Pts Treated.	*401*	*1,157*	*1,551*	*1,773*	*1,926*	*2,051*	*2,150*	*2,104*	*2,119*	*2,133*	*2,148*	*2,163*	*2,179*
TPP #2	US BST-236 Revenue in 1L Unfit (Combo)	$0M	$78M	$164M	$260M	$367M	$485M	$615M	$759M	$803M	$849M	$897M	$949M	$1,003M
	# of Pts Treated.	*0*	*541*	*1,090*	*1,646*	*2,211*	*2,783*	*3,363*	*3,950*	*3,978*	*4,006*	*4,034*	*4,062*	*4,091*
TPP #3	US BST-236 Revenue in 1L Unfit (Mono & 2nd AML)	$8M	$22M	$83M	$190M	$267M	$304M	$327M	$347M	$367M	$388M	$410M	$434M	$459M
	# of Pts Treated.	*58*	*154*	*550*	*1,202*	*1,611*	*1,745*	*1,785*	*1,804*	*1,818*	*1,831*	*1,844*	*1,857*	*1,870*

CELLO HEALTH BioConsulting
Previously Defined Health

Global Projections Still May Exceed $1.2B in EU4 and $300M in UK Alone

AML


Projected AML Sales for BST-236 in US vs EU (UK)
USD, $Millions
$2,000M
$1,800M
$1,600M
$1,400M
$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0M

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
US	$41M	$199M	$387M	$618M	$826M	$1,004M	$1,178M	$1,348M	$1,426M	$1,508M	$1,594M	$1,686M	$1,782M
EU4	$29M	$139M	$271M	$433M	$578M	$702M	$825M	$944M	$998M	$1,055M	$1,116M	$1,180M	$1,248M
UK	$7M	$35M	$68M	$108M	$145M	$176M	$206M	$236M	$250M	$264M	$279M	$295M	$312M

Forecast Inputs for AML (1/4)

AML

Forecast Inputs		
Variables	**Inputs**	**Sources/Rationale**
Patient Demographics		
US Population	330,266,809	CHBC Secondary (United States Census Bureau 2021)
Annual Growth Rate	0.7%	US Census Bureau
AML Incidence Rate	0.006%	SEER AML Incidence
Patient Segmentation		
UNFIT		
% Patients who are Unfit/Elderly	55%	CHBC Primary, Appl Health Econ Health Policy. 2013 Jun;11(3):275-86., Hematology Am Soc Hematol Educ Program. 2016 Dec 2; 2016(1): 339–347.
% of Patients Treated first-line	95%	CHBC Assumption
% Patients who are Secondary AML (Unfit)	30%	ASCO Educational Book 38 (May 23, 2018) 555-573
% of Patients who received Non-Intensive Therapy	80%	CHBC Primary; Patients using BST-236 in first-line will be discounted when estimating the number of R/R patients to prevent capturing patients who have already experienced BST-236.
% of Patients who achieve CR/CRi on Non-Intensive Therapy	50%	CHBC Primary; CHBC Insight
% of Patients who are fit enough to receive Allo HSCT	5%	CHBC Primary; CHBC Insight
% of Patients who relapse after transplant	60%	CHBC Primary; https://news.cancerconnect.com/leukemia/allogenic-stem-cell-transplant-for-acute-myeloid-leukemia
% of Patients who remain on Non-Intensive Therapy	95%	CHBC Primary
% of Patients who relapse after Non-Intensive Therapy	90%	CHBC Primary
% of Patients who do not achieve CR on Non-Intensive Therapy	50%	CHBC Primary
% of Patients who are still eligible for treatment	80%	CHBC Primary

Forecast Inputs for AML (2/4)

AML

Forecast Inputs		
Variables	**Inputs**	**Sources/Rationale**
Patient Segmentation		
FIT		
% Patients who are Fit for Intensive Chemo + Transplant	45%	CHBC Primary, Appl Health Econ Health Policy. 2013 Jun;11(3):275-86., Hematology Am Soc Hematol Educ Program. 2016 Dec 2; 2016(1): 339–347.
% of Patients Treated with Induction (7+3 or Vyxeos for Secondary AML)	95%	CHBC Assumption
% of Patients who fail to achieve CR on 7+3 or Vyxeos (Secondary AML)	30%	CHBC Primary; N Engl J Med. 2009 Sep 24. 361(13): 1249-59; Blood (2016) 128 (22): 2792.
% of Patients who achieve CR on 7+3 or Vyxeos (Secondary AML)	70%	CHBC Primary; N Engl J Med. 2009 Sep 24. 361(13): 1249-59; Blood (2016) 128 (22): 2792.
% of Patients who receive consolidation after CR from Induction	30%	J Lab Physicians. 2019 Apr-Jun; 11(2): 133–137.
% of Patients who relapse after consolidation	35%	UpToDate "Post-remission therapy for acute myeloid leukemia in younger adults"
% of Patients who receive re-induction therapy with intensive chemo	30%	CHBC Assumption; Various intensive chemo regimens have been experimented - no clear standard yet.
% of Patients who receive Allo HSCT	70%	J Lab Physicians. 2019 Apr-Jun; 11(2): 133–137.
% of Patients who relapse after Allo HSCT	60%	CHBC Primary; https://news.cancerconnect.com/leukemia/allogenic-stem-cell-transplant-for-acute-myeloid-leukemia
% of Patients who are still eligible for R/R treatment	80%	CHBC Primary

CELLO HEALTH BioConsulting
Previously Defined Health

Forecast Inputs for AML (3/4)

AML

Variables	Inputs	Sources/Rationale
BST-236 Peak Use Share		
Peak Use TPP#1 (R/R, Unfit, Monotherapy)	**40%**	CHBC Primary; CHBC Assumption
R/R Re-treatment of 1L Unfit failure patients	**20%**	CHBC Assumption
Peak Use TPP#2 (1L, Unfit, Combo)	**35%**	CHBC Primary; CHBC Assumption
Peak Use TPP#3 (1L, Unfit, Mono) - Start Rate	**25%**	CHBC Assumption
Peak Use TPP#3 (1L, Unfit, Mono) - End Rate	**10%**	CHBC Assumption
Peak Use TPP#3b (1L, Secondary AML, Mono)	**30%**	CHBC Assumption
Adherence Rate	**95%**	CHBC Assumption
Market Dynamics		
Uptake Scenario - R/R	**Logarithmic**	CHBC Assumption; Usage in R/R AML will be high due to lack of SoC
Uptake Scenario - 1L Unfit Combo	**Linear**	CHBC Assumption; Usage in 1L Unfit AML combo will have steady uptake as clinicians become more comfortable switching from HMA+Ven to BST-236 + HMA/Ven combination
Uptake Scenario - 1L Unfit AML, Secondary AML Mono	**Logistic**	CHBC Assumption; Usage in 1L unfit AML monotherapy will be most likely slower due to HMA+Ven SoC
TPP#1 - Launch Year - R/R	**Q1 – 2024**	Client Input.
TPP#2 - Launch Year - 1L Unfit Combo	**Q1 – 2025**	Client Input
TPP#3 - Launch Year - 1L Unfit Mono & Secondary AML	**Q1 – 2024**	Client Input. Approval from interim Ph3 data with product launching 2H 2023.
Patent Expiry Date	**2042**	Client provided patent expiry year
Patent Cliff Scenario	**Exp. Decay**	Decay due to modality
Conversion Factor for Ex-US Sales	**0.9**	EvaluatePharma; Historical analog of Rituxan NHL sales for US:Ex-US sales (2012-2017)
Conversion Factor for EU Sales (EU4)	**0.7**	GlobalData; Historical analog of Pembrolizumab NSCLC sales for US:EU sales (2019-2023)
Conversion Factor for UK Sales	**0.25**	GlobalData; Historical analog of Pembrolizumab NSCLC sales for UK:EU sales (2019-2023)

CELLO HEALTH BioConsulting
Previously Defined Health

Forecast Inputs for AML (4/4)

AML

Forecast Inputs

Variables	Inputs	Sources/Rationale
Pricing		
BST-236		
<u>Annual Pricing Model:</u>		
Price Per Year - 1L	$125,000	CHBC Payer Research (See Pricing Analog Tab & Payer Research Summaries in Powerpoint)
Price Per Year - R/R	60% of 1L Annual Price	60% of 1L annual price since R/R patients are generally not treated very long in this setting.
<u>Downside Pricing Model:</u>		
Price per Cycle	$15,000	CHBC Payer Research (See Pricing Analog Tab & Payer Research Summaries in Powerpoint)
No. of Cycles - R/R	3	CHBC Assumption (Assuming same median cycles as Aza in R/R patients)
No. of Cycles - 1L Unfit, Combo	3	Client input
No. of Cycles - 1L Unfit, Mono & Secondary AML	3	Client input
Price Growth (Pre-Launch)	2.0%	Industry Standard (Inflation)
Price Growth (Post-Launch)	5.0%	CHBC Assumption (Venetoclax price growth by 5% each year)

The Annual Pricing Model was selected for the projections.

BST-236 Ramp to Peak was Modeled on Various Statistical Curves Based on the Level of Unmet Need & Presence of an Established SoC

AML

	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
Curve Shapes	**Year 0**	**Year 1**	**Year 2**	**Year 3**	**Year 4**	**Year 5**	**Year 6**	**Year 7**	**Year 8**	**Year 9**	**Year 10**	**Year 11**	**Year 12**	**Year 13**	**Year 14**	**Year 15**
Linear	0%	14%	29%	43%	57%	71%	86%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Logistic	0%	2%	9%	32%	68%	91%	98%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Logarithmic	0%	15%	46%	63%	76%	85%	93%	100%	100%	100%	100%	100%	100%	100%	100%	100%


Generic Product X Ramp Rates
TPP #1 – R/R – Rapid uptake due to high unmet need & poor SoC
TPP #2 – 1L Unfit Combo – Steady uptake as KOLs become more comfortable managing the combo.
TPP #3 – 1L Unfit Mono – Initial slower monotherapy uptake since KOLs more intrigued by combos with SoC (HMA/Ven)
Ramp Rate
120%
100%
80%
60%
40%
20%
0%
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12
Year 13
Year 14
Year 15
Year on Market
Linear
Logistic
Logarithmic

CELLO HEALTH BioConsulting
Previously Defined Health

Upside Pricing to $150K/Yr May Increase Revenues by $250M; Revenues Sensitive to Usage in Frontline Unfit in Combo with Ven/Aza

AML

Forecast Sensitivity on Key Criteria (US Total Sales)


USD Millions
$900
$1,000
$1,100
$1,200
$1,300
$1,400
$1,500
$1,600
$1,700
CR/CRi Rate of Non-Intensive Therapy in 1L Unfit (37% - 70%)
$1,329M
$1,379M
Unfit Patients who Achieve CR and Proceed to Transplant (5% - 20%)
$1,356M
Annual Price of BST-236 Estimated by Payers ($100,000 - $150,000)
$1,079M
$1,618M
Peak Usage in TPP #1 - R/R (30% - 50%)
$1,288M
$1,409M
Peak Usage in TPP #2 - 1L Unfit Combo (25% - 45%)
$1,146M
$1,551M
Peak Usage in TPP #3b - 1L, Secondary AML, Mono (20% - 40%)
$1,288M
$1,409M

Combined Sales: $1,348M at peak uptake (2031)

CHBC Analysis

CELLO HEALTH BioConsulting
Previously Defined Health

Comparison with BioSight's Model:

CHBC Forecasted Sales in Frontline & R/R Unfit AML Settings, Accounting for Patient Cannibalization, Risk Stratification, and Patient's Falling Out of Treatment Paradigm

CHBC incorporates a similar cut of 55% for unfit patients in AML.

Biosight - BST236								
$ million	**2020E**	**2021E**	**2022E**	**2023E**	**2024E**	**2025E**	**2026E**	**2027E**
BST - 236								
Revenue								
United States								
AML Diagnosed Patients ('000s)	21.5	21.9	22.3	22.8	23.2	23.6	24.1	24.5
Market Growth Rate	*1.90%*	*1.90%*	*1.90%*	*1.90%*	*1.90%*	*1.90%*	*1.90%*	*1.90%*
Target Patient Population in US ('000s)	11	11	12	12	13	13	14	15
% of total AML patients - Candidates for BST236 (Unfit patients 2022-2	*50.0%*	*51.0%*	*52.0%*	*53.0%*	*54.0%*	*57.0%*	*60.0%*	*63.0%*
BST236 Penetration ('000s)	-	-	-	0.24	1.25	2.42	3.76	5.26
% of total AML unfit/fit patients (Biosight's penetration)	*0.0%*	*0.0%*	*0.00%*	*2.00%*	*10.00%*	*18.00%*	*26.00%*	*34.00%*
Pricing ('000s/yr)	105.37	105.37	105.37	105.37	105.37	105.37	105.37	105.37
US inflation rate	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
BST236 US Revenues ($ millions)	**0.0**	**0.0**	**0.0**	**25.4**	**131.9**	**255.4**	**395.8**	**553.8**
Probability Adjusted BST236 US Revenues ($ millions)	**$0.0**	**$0.0**	**$0.0**	**$25.4**	**$131.9**	**$255.4**	**$395.8**	**$553.8**
% growth						*93.6%*	*54.9%*	*39.9%*

A price of $125,000/yr was set for BST-236, as determined through payer research. A scenario of pricing per cycle ($15k/cycle) is also recorded in the forecast model separately as a downside.

Additional cuts throughout the patient journey are implemented, as patients fall out of the treatment paradigm. Small group proceeds to transplant and may be cured.

CHBC used variable penetration rates (10-40%) depending on the settings BST-236 may be approved for. Additionally, patients receiving BST in frontline will be removed from the available patient population for R/R.

Client-Provided Model

CELLO HEALTH BioConsulting
Previously Defined Health

MDS

Patient Flow for BST-236 in MDS

MDS

Base Scenario

- Assumes BST-236 will meet the minimal target product profile and garner a market share of 35%

Upside Scenario

- Assumes BST-236 will meet the optimal target product profile and garner a market share of 45%

- Utilization rates for BST-236 were set to 35-45% for conservative measures. MDS is a moving target with patients requiring treatment at precise moments before transitioning to AML. Additionally, a large portion of patients enter into trials.



Newly Diagnosed MDS
US Incidence: ~21,900 per year[1-3]
Very Low/Low Risk MDS
67%
~14,670 pts.
20%[4,5]
Annually
High Risk MDS
33%
~10,050 pts.
1L
Intermediate risk MDS patients are accounted for in both low and high-risk groups
Transplant ineligible
90%
HMA (azacitidine or decitabine)
~9,200 pts.
90%
Relapsed/Refractory
~8,300 pts.
2L
67%
Pts Eligible for 2L Tx
~5,560 pts.
BST-236
35% (Sens. 30-45%)
~2,000 pts. assuming peak utility

[1] LLS Fact Sheet, [2] Blood (2011) 117 (26): 7121–7125, [3] Curr Hematol Malig Rep. 2015; 10(3): 272–281, [4] SEER. [5] CHBC Primary Research

Provisional TPP:
2L R/R, HMA-Failure Setting for MDS Patients | Single-Arm P2 Based Approval

MDS

Target Patient Population	Intermediate/high risk MDS patients who have progressed on frontline HMA therapy [2L]			
	Experimental Arm		Benchmarks	Benchmarks
Treatment Regimen	BST-236		Decitabine (2L)	Physician's choice[2]
Efficacy	**Base:** CR: 20-25% mOS: 9 mos.	**Optimal:** CR: 25-30% mOS: 12 mos.	CR: 21%[1] ORR: 28% mOS: 6 mos.	• **BSC** (ORR: N/A; mOS: 4.1 mos.) • **Low-dose chemo** (ORR: 0%, mOS 7.3 mos.) • **Intensive chemo** (ORR: 14%, mOS: 8.9 mos.) • **Investigational tx** (ORR: 11%, mOS: 13.2 mos.) • **Allo HSCT** (ORR: 68%, mOS: 19.5 mos.)
Safety	**Grade ≥3 AEs:** **Base:** Lower toxicity vs. current benchmarks **Optimal:** Significantly lower toxicity vs. current benchmarks		**Grade ≥3 AEs:** • febrile neutopenias (33%)	Physician's choice
Dosing	IV (final dosing TBD – ongoing) **Base**: 5 cycles	**Optimal**: 8 cycles	20 mg/m^2 IV over one hour daily times five days	Physician's choice

CHBC Insight; BSC: Best Supportive Care; [1] Leuk Lymphoma. 2008 April ; 49(4): 690–695. [2] J Clin Oncol. 2011 Aug 20;29(24):3322-7.

CELLO HEALTH BioConsulting
Previously Defined Health

BST-236 Revenue Forecast Model Output – Scenario Comparison

Revenue Dependent on Peak Utilization Based on Increased CR and OS Endpoints

MDS



BST-236: Base vs Upside Scenario Revenue
Base Scenario
TPP Penetration: 35%
$125K/yr
Optimal Scenario
TPP Penetration: 45%
$125K/yr
USD, Millions
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
2024 $40M $51M
2025 $124M $160M
2026 $182M $234M
2027 $231M $297M
2028 $275M $354M
2029 $318M $409M
2030 $360M $463M
2031 $381M $490M
2032 $403M $518M
2033 $426M $548M
2034 $450M $579M
2035 $476M $612M
2036 $504M $647M

Forecasted Revenues for BST-236

	Year	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Base	US Total BST-236 Revenue	$40M	$124M	$182M	$231M	$275M	$318M	$360M	$381M	$403M	$426M	$450M	$476M	$504M
	US Total Number of Patients Treated	*293*	*867*	*1210*	*1460*	*1658*	*1825*	*1969*	*1983*	*1997*	*2011*	*2025*	*2039*	*2053*
Optimal	US Total BST-236 Revenue	$51M	$160M	$234M	$297M	$354M	$409M	$463M	$490M	$518M	$548M	$579M	$612M	$647M
	US Total Number of Patients Treated	*376*	*1115*	*1556*	*1877*	*2132*	*2346*	*2532*	*2550*	*2568*	*2585*	*2604*	*2622*	*2640*

CELLO HEALTH BioConsulting
Previously Defined Health

Projections of BST-236 in EU4 May Reach $350M and Around ~$90M in UK Alone

MDS

Projected MDS Sales for BST-236 in US vs EU4 vs UK


USD, $Millions
$600M
$500M
$400M
$300M
$200M
$100M
$0M

	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
US	$40M	$124M	$182M	$231M	$275M	$318M	$360M	$381M	$403M	$426M	$450M	$476M	$504M
EU4	$28M	$87M	$128M	$162M	$193M	$223M	$252M	$267M	$282M	$298M	$315M	$333M	$352M
UK	$7M	$22M	$32M	$40M	$48M	$56M	$63M	$67M	$71M	$75M	$79M	$83M	$88M

CELLO HEALTH BioConsulting
Previously Defined Health

BST-236 Ramp to Peak was Modeled on a Logarithmic Curve Considering a Steeper Uptake is Likely to Occur Given No FDA Approved Therapies Exist in the HMA-Failure Setting

MDS

	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
Curve Shapes	**Year 0**	**Year 1**	**Year 2**	**Year 3**	**Year 4**	**Year 5**	**Year 6**	**Year 7**	**Year 8**	**Year 9**	**Year 10**	**Year 11**	**Year 12**	**Year 13**	**Year 14**	**Year 15**
Linear	0%	14%	29%	43%	57%	71%	86%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Logistic	0%	2%	9%	32%	68%	91%	98%	100%	100%	100%	100%	100%	100%	100%	100%	100%
Logarithmic	0%	15%	46%	63%	76%	85%	93%	100%	100%	100%	100%	100%	100%	100%	100%	100%


Generic Product X Ramp Rates
120%
100%
80%
60%
40%
20%
0%
Ramp Rate
Year 1
Year 2
Year 3
Year 4
Year 5
Year 6
Year 7
Year 8
Year 9
Year 10
Year 11
Year 12
Year 13
Year 14
Year 15
Year on Market
Linear
Logistic
Logarithmic

Forecast Inputs for MDS (1/2)

MDS

Forecast Inputs

Variables	Inputs	Sources
US Population	330,266,809	CHBC Secondary (United States Census Bureau 2021)
Annual Growth Rate	0.7%	US Census Bureau
MDS Incidence Rate	0.007%	LLS Fact Sheet: 4.5/100k, Blood (2011) 117 (26): 7121–7125: 3.3/100k Curr Hematol Malig Rep. 2015; 10(3): 272–281: 5.3-13.1/100k
% of MDS Patients Diagnosed/Treated	95%	CHBC Insight
Patient Segmentation		
% Patients with Very Low/Low Risk MDS	67%	CHBC Primary (Accounts for portion of Int Risk MDS patients who are treated as Low Risk)
% Patients who transform from Very Low/Low to High Risk MDS (annually)	20%	CHBC Primary
% Patients with High/Very High Risk MDS	33%	CHBC Primary (Accounts for portion of Int Risk MDS patients who are treated as High Risk)
% Patients treated with an HMA	90%	CHBC Primary
% Patients who progress on an HMA	90%	CHBC Primary
% Patients eligible for 2L treatment (non-transformed)	67%	CHBC Primary; Journal of Hematopathology volume 4, pages69–79(2011)
BST-236 Peak Use Share		
Peak Use (2L, Post HMA-failure) mTPP	35%	CHBC Primary (mTPP vs oTPP); Based on KOL provided range between 30%-45%
Peak Use (2L, Post HMA-failure) oTPP	45%	CHBC Primary (mTPP vs oTPP); Based on KOL provided range between 30%-45%
Adherence Rate	95%	CHBC Insight

Forecast Inputs for MDS (2/2)

MDS

Variables	Inputs	Sources
Market Dynamics		
Uptake Scenario	**Logarithmic**	Logarithmic uptake scenario used (steep uptake given no FDA approved therapies exist)
Launch Year	**2024**	Client provided 2024 Launch
Patent Expiry Date	**2033**	Client provided patent expiry year
Patent Cliff Scenario	**Logistic**	Steep decay due to modality
Pricing		
BST-236		
Price Per Year	**$125,000**	CHBC Payer Research (See Pricing Analog Tab & Payer Research Summaries in Powerpoint)
Price Per Cycle (Downside Scenario)	**$15,000**	CHBC Payer Research (See Pricing Analog Tab & Payer Research Summaries in Powerpoint); Reducing price per cycle to accommodate for increased number of cycles.
No. of Cycles Per Year – Base	**5**	CHBC Assumption (More cycles than Decitabine but less than Aza considering Decitabine is the more commonly used agent in 2L)
No. of Cycles Per Year - Optimal	**8**	CHBC Assumption; Based on optimal TPP
Price Growth (Pre-Launch)	**2.0%**	Industry Standard (Inflation)
Price Growth (Post-Launch)	**5.0%**	CHBC Insight (Venetoclax price growth by 5% each year)
Conversion Factor for Ex-US Sales	**0.9**	EvaluatePharma; Historical analog of Rituxan NHL sales for US:Ex-US sales (2012-2017)
Conversion Factor for EU Sales (EU4)	**0.7**	GlobalData; Historical analog of Pembrolizumab NSCLC sales for US:EU sales (2019-2023)
Conversion Factor for UK Sales	**0.25**	GlobalData; Historical analog of Pembrolizumab NSCLC sales for UK:EU sales (2019-2023)

CELLO HEALTH BioConsulting
Previously Defined Health

Annual Pricing and Peak Utilization are the Main Drivers of Forecast Sensitivity

MDS



Top Drivers of Forecast Sensitivity
USD Millions
$200
$250
$300
$350
$400
$450
$500
Peak Use (2L, Post HMA-failure) mTPP (35% - 45%)
$463M
% Patients who progress on an HMA (70% - 90%)
$280M
Patients Eligible for 2L H/R Tx (67% - 80%)
$430M
Annual Price of BST-236 Estimated by Payers ($100,000 - $150,000)
$288M
$432M
Base Case: $360M at peak uptake (2030)

CHBC Analysis

Comparison with BioSight's Model:

CHBC Forecasted Sales in 2L H/R MDS, Accounting for Risk Stratification and Patient's Falling Out of Treatment Paradigm

CHBC incorporated a 33% cut to select for H/R MDS patients from the diagnosed patient pool.

$ million	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
BST - 236											
Revenue											
United States											
MDS Diagnosed Patients ('000s)	15.0	15.4	15.8	16.2	16.6	17.0	17.4	17.8	18.3	18.7	19.2
Market Growth Rate	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*	*2.50%*
Target Patient Population in US ('000s)	14	14	14	15	15	15	16	16	16	17	17
% of total MDS patients - Candidates for BST236 (Unfit patients 2022-2027; 2027 and above all patients)	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*	*90.0%*
BST236 Penetration ('000s)	-	-	-	-	0.30	1.07	1.88	2.73	3.62	4.55	5.53
% of total MDS unfit/fit patients (Biosight's penetration)	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*2.00%*	*7.00%*	*12.00%*	*17.00%*	*22.00%*	*27.00%*	*32.00%*
Pricing ('000s/yr)	105.37	105.37	105.37	105.37	105.37	105.37	105.37	105.37	105.37	105.37	105.37
US inflation rate	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
BST236 US Revenues ($ millions)	**0.0**	**0.0**	**0.0**	**0.0**	**31.4**	**112.7**	**198.0**	**287.5**	**381.3**	**479.7**	**582.7**
Probability Adjusted BST236 US Revenues ($ millions)	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$31.4**	**$112.7**	**$198.0**	**$287.5**	**$381.3**	**$479.7**	**$582.7**
% growth						*258.8%*	*75.7%*	*45.2%*	*32.6%*	*25.8%*	*21.5%*

A price of $125K/year was set based on both analogous products and payer research. A downside case of $15K/cycle was explored, and the subsequent revenue projections are in the MDS forecast model.

Cuts for patients failing 1L HMA (90%) and still being eligible for 2L MDS treatment (67%) were applied.

CHBC used 35-45% penetration rates (base & upside scenarios) with a quick ramp time due to the high unmet need in this 2L setting.

Client-Provided Model

CELLO HEALTH BioConsulting
Previously Defined Health

NPV of BST-236

Executive Summary:
Risk-Adjusted NPV Methodology (AML and MDS)

Methodology

- The risk-adjusted NPV (rNPV) incorporates the BST-236 forecast developed for BioSight. Specifically, the **US-Only sales** were integrated.
- Key inputs include the development pathway for the specific settings (3 TPPs for AML, 1 for MDS), cost assumptions for the trials, cost of goods sold, G&A costs, S&M costs, organizational costs, and more. The **main cost assumptions were leveraged directly from the client-provided forecast version R.09.**
- Each setting has its own valuation section, costs, probabilities of success, and so on. For completeness, the sum based on AML and MDS indications, along with the total sum for the product are indicated in all sections of the NPV.
  - i.e. Total AML COGS is the sum of the COGS of each of the 3 TPPs for the indication.
- The default layout of the rNPV is such that every setting (all 4 TPPs) is approved. There is a built-in scenario analysis (i.e. drop-down menus on rows 13-17) in which the user can select for approvals and failures in particular settings, to understand the valuation of BST-236 based on upside and downside cases. Adjusting the selection will automatically update the valuations. See below:

					Developr
		2021	2022	2023	2024
US Base Case Valuation					
TPP #1: R/R Monotherapy	APPROVED	Phase II	Phase II	NDA/BLA	Launch
TPP #2: 1L Unfit, Combo	APPROVED	Phase II	Phase II	Phase II	NDA/BLA
TPP #3: 1L Unfit, Mono / Secondary AML	APPROVED	Phase II	NDA/BLA	PM-P3	PM-P3
TPP #4: High-Risk R/R MDS	APPROVED	Phase II	Phase II	NDA/BLA	Launch
	APPROVED NOT APPROVED				

- The general flow of the rNPV is as follows: i) import revenue for specific setting, ii) calculating COGS as a % of revenue, iii) calculating operational expenses (OpEx) that includes commercialization costs, trial development, and more, iv) discounted cash flow (DCF) for future revenues, v) baseline NPV, vi) risk-adjusting the NPV using probabilities of success per phase for each setting.

Each of the TPPs Yield a Positive rNPV at Current Year 2021, Indicating Strong Value Even in Downside Cases of Only One Approval


Risk-Adjusted NPV of BST-236 at Year 2021
All Settings and Scenarios
$700M
$600M
$500M
$400M
$300M
$200M
$100M
$0M
USD, $Millions
Total rNPV: $518M
AML TPP#2: $233M
MDS TPP#4: $174M
AML TPP#1: $71M
AML TPP#3: $41M
Scenario Analysis
1L-Only: $270M
R/R Only: $234M

Setting	rNPV-2021	Comments
AML TPP#1: R/R	***$71M***	Approval in 2024 based off Ph2 data in a very high unmet need market. Trial is including both AML & MDS patients in the R/R setting.
AML TPP#2: 1L Unfit Combo	***$233M***	Highest revenue potential using BST +/- Ven/Aza, launching in 2025 after initial monotherapy approval.
AML TPP#3: 1L Unfit Mono / Secondary AML	***$41M***	Priority setting with accelerated approval in 2023 and pending Phase 3 for full approval completing in by the end of 2026.
MDS TPP#4: High-Risk R/R	***$174M***	Opportunity for substantial revenue stream in MDS with approval from the same TPP #1 trial, launching in 2024.

Scenario Analysis

Setting	rNPV-2021	Comments
Frontline-Only Approval *- AML TPP#2: 1L Unfit Combo* *- MDS TPP#3: 1L Unfit Mono & Sec. AML*	***$270M***	Frontline is the more valuable positioning, but comes with larger expenses, especially considering the nearly $80M Phase 3 that will be required after accelerated approval.
R/R-Only Approval *- AML TPP#1: R/R* *- MDS TPP#4: R/R H/R*	***$234M***	R/R setting still provides a strong valuation due to the large revenue stream in MDS, which peaks at around $500M by 2036. Trial costs are fairly low in this setting since they are typically shorter and may benefit from a Phase 2 approval.

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